                                                                     EXHIBIT 2.1


===============================================================================

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                               IPL SYSTEMS, INC.,
                          a Massachusetts corporation;


                             IPL ACQUISITION CORP.,
                            a Delaware corporation;



                                   ANDATACO,
                         a California corporation; and



                                W. DAVID SYKES,
                           a shareholder of ANDATACO




                         ______________________________

                         Dated as of February 28, 1997
                         ______________________________



===============================================================================

                               TABLE OF CONTENTS

                                                                                                    PAGE
SECTION 1.  DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1     Merger of Merger Sub into the Company  . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Closing; Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Articles of Incorporation and Bylaws; Directors and Officers . . . . . . . . . . .   2
         1.5     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Closing of the Company's Transfer Books  . . . . . . . . . . . . . . . . . . . . .   4
         1.7     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.8     Indemnity Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.9     Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.10    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER . . . . . . . . . . .   6

         2.1     Due Organization; No Subsidiaries; Etc.  . . . . . . . . . . . . . . . . . . . . .   6
         2.2     Articles of Incorporation and Bylaws; Records  . . . . . . . . . . . . . . . . . .   7
         2.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5     Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.6     Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Accounts Receivable; Loans and Advances. . . . . . . . . . . . . . . . . . . . . .  10
         2.8     Equipment; Leasehold.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9     Proprietary Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11    No Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12    Compliance with Legal Requirements.  . . . . . . . . . . . . . . . . . . . . . . .  13
         2.13    Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.14    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.15    Employee and Labor Matters; Benefit Plans. . . . . . . . . . . . . . . . . . . . .  15
         2.16    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.17    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.18    Related Party Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.19    Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.20    Authority; Binding Nature of Agreement.  . . . . . . . . . . . . . . . . . . . . .  18
         2.21    Non-Contravention; Consents and Notices. . . . . . . . . . . . . . . . . . . . . .  19
         2.22    Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.23    Finder's Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                               TABLE OF CONTENTS

                                                                                                     PAGE
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB . . . . . . . . . . . . . . . .  20

         3.1     Due Organization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.2     Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.3     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.4     Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.5     Absence of Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.6     Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.7     Bank Accounts; Accounts Receivable; Loans and Advances.  . . . . . . . . . . . . .  24
         3.8     Equipment; Leasehold.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.9     Proprietary Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.10    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.11    No Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.12    Compliance with Legal Requirements.  . . . . . . . . . . . . . . . . . . . . . . .  28
         3.13    Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.14    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.15    Employee and Labor Matters; Benefit Plans. . . . . . . . . . . . . . . . . . . . .  29
         3.16    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.17    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.18    Related Party Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.19    Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.20    Authority; Binding Nature of Agreement.  . . . . . . . . . . . . . . . . . . . . .  32
         3.21    Non-Contravention; Consents and Notices. . . . . . . . . . . . . . . . . . . . . .  32
         3.22    Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.23    Company Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.24    Fairness Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.25    Finder's Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.26    Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 4.  CERTAIN COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         4.1     Access and Investigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.2     Operation of the Company's Business. . . . . . . . . . . . . . . . . . . . . . . .  35
         4.3     Notification; Updates to Company Disclosure Schedule.  . . . . . . . . . . . . . .  36
         4.4     No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.5     Tax Representation Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.6     Independent Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.  CERTAIN COVENANTS OF PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         5.1     Access and Investigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.2     Operation of Parent's Business.  . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.3     Notification; Updates to Parent Disclosure Schedule. . . . . . . . . . . . . . . .  40

                               TABLE OF CONTENTS

                                                                                                     PAGE
         5.4     No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.5     Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.6     Parent Shareholders' Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.7     Tax Representation Letters.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.8     Tax Distribution to Company Shareholders.  . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         6.1     Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.2     Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.3     Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.4     Regulatory Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB .  . . . . . . . . . . . .  45

         7.1     Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.2     Performance of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.3     No Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.4     Compliance Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.5     Shareholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.6     Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.7     Tax Representation Letter; Continuity of Interest Certificates.  . . . . . . . . .  46
         7.8     Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.9     Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.10    Stock Representation Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.11    Imperial Bank Credit Line Amendment. . . . . . . . . . . . . . . . . . . . . . . .  46
         7.12    No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.13    No Governmental Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.14    No Other Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.15    HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.16    Lock-Up Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.17    Escrow Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.18    Noncompetition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.19    Nasdaq NMS Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY  . . . . . . . . . . . . . . . . . .  48

         8.1     Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.2     Performance of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.3     No Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.4     Compliance Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.5     Shareholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.6     Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.7     Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                               TABLE OF CONTENTS

                                                                                                    PAGE
         8.9     Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.10    Employment Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.11    No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.12    No Governmental Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.13    No Other Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.14    HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.15    Tax Distribution to Company Shareholders.  . . . . . . . . . . . . . . . . . . . .  49
         8.16    Noncompetition Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.17    Nasdaq NMS Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 9.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.1     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.2     Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.3     Fees and Expenses; Termination Fees. . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . . . . . . . . . . . . .  51
         10.1    Survival of Company Representations and Warranties.  . . . . . . . . . . . . . . .  51
         10.2    Survival of Parent and Merger Sub Representations and Warranties.  . . . . . . . .  52
         10.3    Indemnification by Company Shareholders. . . . . . . . . . . . . . . . . . . . . .  52
         10.4    Indemnification by Parent and Merger Sub.  . . . . . . . . . . . . . . . . . . . .  53
         10.5    Valuation of Indemnity Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.6    Notice; Defense of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.7    Further Limitations on Indemnification . . . . . . . . . . . . . . . . . . . . . .  54
         10.8    Issuance of Parent Indemnity Shares to Satisfy Claims for Damages. . . . . . . . .  55

SECTION 11.  REGISTRATION OF THE MERGER SHARES; COMPLIANCE WITH THE SECURITIES ACT  . . . . . . . .  56
         11.1    Registration Procedures and Expenses.  . . . . . . . . . . . . . . . . . . . . . .  56
         11.2    Transfer of Securities After Registration. . . . . . . . . . . . . . . . . . . . .  58
         11.3    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.4    Contribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.5    Information Available. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.6    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 12.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.1    Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.2    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.4    Time of the Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62


                               TABLE OF CONTENTS

                                                                                                     PAGE
         12.5    Governing Law; Venue.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.6    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.7    Remedies Cumulative; Specific Performance. . . . . . . . . . . . . . . . . . . . .  62
         12.8    Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.9    Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.10   Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.11   Disclosure Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.12   Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.13   Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         12.14   Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         12.15   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                   SCHEDULES

 List of IPL shareholders, directors and executive officers delivering proxies

                                    EXHIBITS

Exhibit A          -          Certain Definitions

Exhibit B          -          Form of Amended and Restated Articles of
                              Incorporation of Surviving Corporation

Exhibit C          -          Directors and Officers of Surviving Corporation

Exhibit D          -          Form of Escrow Agreement

Exhibit E          -          Form of Shareholder Employment Agreement

Exhibit F          -          Form of Harris Ravine Employment Agreement

Exhibit G          -          Form of Legal Opinion of Cooley Godward LLP

Exhibit H          -          Stock Representation Letter

Exhibit I          -          Form of Lock-Up Agreement

Exhibit J          -          Form of Noncompetition Agreement

Exhibit K          -          Form of Legal Opinion of Palmer & Dodge LLP

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION





         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of February 28, 1997, by and among IPL SYSTEMS, INC., a Massachusetts corporation ("Parent"), IPL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ANDATACO, a California corporation (the "Company"), and W. DAVID SYKES, a shareholder of the Company (the "Shareholder"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement, the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company, and by the Company Shareholders.

         D. The directors, executive officers and shareholders of Parent listed on Schedule A have concurrently herewith executed and delivered to the Company irrevocable proxies to vote all shares of voting stock held by such persons in favor of the approval of this Agreement, the Merger and the transactions contemplated thereby. Such irrevocable proxies have not been modified or revoked and are in full force and effect.

                                   AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.       DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL and the DGCL.





                                       1.

         1.3 CLOSING; EFFECTIVE DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at 10:00 a.m. (PST) on July 31, 1997, or at such other place, time and date as the parties may designate, but in any event shall be no later than the second business day after the date that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived (the "Closing Date"). Contemporaneously with the Closing, a properly executed agreement of merger conforming to the requirements of the CGCL and the DGCL (the "Agreement of Merger") shall be filed with the Secretary of State of the State of California and a copy of such Agreement of Merger shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Agreement of Merger is filed with and accepted by the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Effective Date").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective Date:

                 (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Date to conform to Exhibit B;

                 (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Date to conform to the Bylaws of the Company as in effect immediately prior to the Effective Date; and

                 (c) the directors and officers of the Surviving Corporation immediately after the Effective Date shall be the individuals identified on Exhibit C.

         1.5     CONVERSION OF SHARES.

                 (a) Subject to Section 1.7(b), on the Effective Date, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the Company Shareholders:

                          (i) subject to Section 1.5(c), each share of Company Common Stock deemed outstanding immediately prior to the Effective Date shall be converted into the right to receive that number of shares of Parent Common Stock that is equal to the "Exchange Ratio" (as defined in Section 1.5(b)(ii)); and

                          (ii) each share of Common Stock, $.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Date shall be converted into one share of Common Stock of the Surviving Corporation.





                                       2.

                 (b)      For purposes of this Agreement:

                          (i) the term "Merger Shares" shall mean shares of Parent Common Stock to be issued to the Company Shareholders in the Merger and shall be determined in accordance with the following formula:

                          MERGER SHARES  =        X          X
                                                -----
                                                0.252

                          where  "X"  is equal to (1) the aggregate number of
                 shares of Parent Common Stock outstanding immediately prior to the Effective Date, plus (2) the total number of shares of Parent Common Stock subject to outstanding options, warrants or other rights to acquire capital stock of Parent or issuable pursuant to securities or instruments convertible into or exchangeable for shares of capital stock of Parent outstanding immediately prior to the Effective Date; and

                          (ii) the term "Exchange Ratio" shall mean the number of shares of Parent Common Stock into which each share of Company Common Stock is converted in the Merger and shall be equal to (1) the total number of Merger Shares divided by
                 (2) the total number of shares of Company Common Stock deemed outstanding immediately prior to the Effective Date. For the purposes of this Section 1.5(b)(ii), all options, warrants or other rights to acquire capital stock of the Company or issuable pursuant to securities or instruments convertible into or exchangeable for shares of capital stock of the Company outstanding immediately prior to the Effective Date shall be deemed outstanding Common Stock of the Company; provided, however, that twenty-five percent (25%) of the up to one hundred (100) shares of Common Stock of the Company issuable upon exercise of those certain warrants of the Company issued to Imperial Bank shall not be deemed outstanding Common Stock of the Company to the extent such warrants are outstanding on the Effective Date.

                 (c) If, between the date of this Agreement and the Effective Date, the shares of Company Common Stock or Parent Common Stock deemed outstanding are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction, the total number of Merger Shares shall be appropriately adjusted, provided that any such adjustment shall in all events result in the Company Shareholders immediately prior to the Effective Date receiving no less than the pro rata percentage of Merger Shares that would have been received by such shareholders prior to any such adjustment.

                 (d) On the Effective Date, all rights with respect to Company Common Stock under Company Options and Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option and Company Warrant in accordance with the terms (as in effect as of the date hereof) of the stock option plan or other agreement, as the case may be, under which it was issued and the stock option agreement or warrant agreement, as the case may be, by which it is





                                       3.

evidenced. From and after the Effective Date, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option and Company Warrant immediately prior to the Effective Date multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Option and Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each such Company Option and Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Date. The Company shall take all actions that may be necessary (under the benefits plan or other agreements pursuant to which Company Options and Company Warrants are outstanding) to effectuate the provisions of this Section 1.5(d) and to ensure that, from and after the Effective Date, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided herein.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. On the Effective Date, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Date shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Date shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Date. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Date. If, after the Effective Date, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.7.

         1.7     EXCHANGE OF CERTIFICATES.

                 (a) EXCHANGE PROCEDURES. On or as soon as practicable after the Effective Date, Parent will send or cause to be sent to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to
Section 1.7(b), upon surrender of a Company Stock Certificate for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate





                                       4.

representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Date, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock as contemplated by Section 1.7(b)). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit of loss and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                 (b) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market on the day of Closing (and if such day is not a trading day, then the last trading day immediately preceding the Closing Date).

                 (c) LEGENDS. The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.



                 (d) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8     INDEMNITY SHARES.

                 (a) SHAREHOLDERS INDEMNITY SHARES. Upon the Effective Date, Parent shall withhold ten percent (10%) of that number of Merger Shares (the "Shareholders Indemnity





                                       5.

Shares") to be issued to the Company Shareholders pursuant to Section 1.5(a) (rounded down to the nearest whole share to be issued to the Company Shareholders). The Shareholders Indemnity Shares shall be delivered to the Escrow Agent as collateral for the Company's and Company Shareholders' indemnification obligations set forth in Section 10.3. The Shareholders Indemnitee Shares will be represented by a certificate or certificates issued in the names of the Company Shareholders pro rata for each Company Shareholder and, except as set forth in Section 10, shall be held in escrow by the Escrow Agent to satisfy any claims made on or before the first anniversary of the Effective Date (the "Escrow Period"). The administration by the Escrow Agent of the Shareholders Indemnity Shares during the Escrow Period shall be conducted pursuant to the terms of an escrow agreement in the form of Exhibit D among Parent, the Company Shareholders, Escrow Agent and W. David Sykes as representative for the Company Shareholders (the "Shareholders' Representative").

                 (b) PARENT INDEMNITY SHARES. On or prior to the Effective Time, Parent shall have reserved, and, except as set forth in Section 10, shall at all times maintain in reserve during the Escrow Period, that number of authorized but unissued shares of Parent Common Stock equal to the number of Shareholders Indemnity Shares withheld pursuant to Section 1.8(a) (the "Parent Indemnity Shares"). The Parent Indemnity Shares shall be held to satisfy the Parent's and Merger Sub's indemnification obligations set forth in
Section 10.4.

         1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 FURTHER ACTION. If, at any time after the Effective Date, any further action is determined by Parent to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                 SHAREHOLDER

                 The Company and the Shareholder, jointly and severally, represent and warrant to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 12.11 and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

         2.1     DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its





                                       6.

obligations under all Material Company Contracts by which it is bound. The Company has no subsidiaries. Other than changes in the conduct of the Company's business proposed to be made by the Company in connection with the Merger, the Company does not have any plans to change, in any material respect, a line of its business.

                 (b) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions set forth in Part 2.1(b) of the Company Disclosure Schedule, which are all the jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 CAPITALIZATION. The authorized capital stock of the Company consists of: (i) 25,000 shares of Company Common Stock, no par value, of which 10,000 shares have been issued and are outstanding. Part 2.3 of the Company Disclosure Schedule sets forth the names of the Company Shareholders and the number of shares and certificate numbers of Company Common Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements and all requirements set forth in applicable Company Contracts. The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

         2.4     FINANCIAL STATEMENTS.

                 (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                          (i) the audited balance sheets of the Company as of October 31, 1996 and 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together





                                       7.

         with the notes thereto and the unqualified report and opinion of Price Waterhouse LLP relating thereto; and

                          (ii) The unaudited balance sheet of the Company as of January 31, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of income of the Company for the two-month period then ended.

                 (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

         2.5     ABSENCE OF CHANGES.  Since October 31, 1996:

                 (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations or financial performance, and, to the best knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

                 (b) there has not been any material loss, damage or destruction to any of the Company's assets (whether or not covered by insurance);

                 (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                 (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options or Company Warrants), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Company Options and Company Warrants described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                 (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (f) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (ii) any restricted stock purchase agreement;





                                       8.

                 (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                 (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since October 31, 1996, exceeds $100,000 in the aggregate;

                 (i) the Company has not (i) entered into any Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

                 (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

                 (k) the Company has not written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $100,000 individually or in the aggregate;

                 (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

                 (m)      the Company has not (i) lent money to any Person, or
(ii) incurred or guaranteed any indebtedness for borrowed money in excess of $100,000 individually or in the aggregate;

                 (n) the Company has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee except in the ordinary course of business and consistent with past practices;

                 (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                 (p)      the Company has not made any Tax election;

                 (q) the Company has not commenced or settled any Legal Proceeding;





                                       9.

                 (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6     TITLE TO ASSETS.

                 (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

                 (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company that involve obligations of the Company in excess of $100,000 on an individual basis.

         2.7     ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

                 (a) All accounts receivable of the Company that are reflected in the Unaudited Interim Balance Sheet or in the accounting records of the Company as of the Closing Date (collectively, the "Company Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Company Accounts Receivable are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Unaudited Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

                 (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to all employees, directors, consultants or independent contractors of the Company, other than routine travel advances made to employees in the ordinary course of business.

         2.8     EQUIPMENT; LEASEHOLD.

                 (a) The assets of the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.








                                      10.

                 (b) The Company does not own any real property or any interest in real property.

         2.9     PROPRIETARY ASSETS.

                 (a) The Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. The Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset.
To the best knowledge of the Company, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

                 (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. The Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, any Company Proprietary Asset.

                 (c) To the best knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not misappropriating or making any unlawful use of, and the Company has not at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                 (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted after the Closing. The Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         2.10    CONTRACTS.

                 (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract:





                                      11.

                          (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $60,000 per year;

                          (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Company Proprietary Asset (except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $10,000);

                          (iii) imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                          (iv)    creating or involving any agency
         relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

                          (v) relating to the acquisition, issuance or transfer of any securities;

                          (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company having a value in excess of $100,000;

                          (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnitees for hardware and software sold by the Company), any right of contribution or any surety arrangement, any of which obligations involve a Company obligation in excess of $100,000 per year;

                          (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                          (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Company Related Party (as defined in Section 2.18);

                          (x) entered into outside the ordinary course of business;

                          (xi) that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                          (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)





                                      12.

                 (b) The Company has delivered to Parent accurate and complete copies of all Material Company Contracts identified in Part 2.10(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                 (c)      The Company:

                          (i) has not violated or breached, or committed any material default under, any Material Company Contract in any material respect;

                          (ii)    represents that, to the best of its
         knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                          (iii) has not, since October 31, 1996, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

                          (iv) has not waived any of its material rights under any Material Company Contract.

         2.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, the Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since December 31, 1995, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. The Company has all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1995 has been, in compliance with the material terms and requirements of such Governmental





                                      13.

Authorizations. Since December 31, 1995, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14    TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. The Company has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

                 (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable.

                 (c) At all times since the date of its incorporation, the Company has been an S corporation within the meaning of Section 1631(a)(1) of the Code and has used the calendar year as its taxable year. The Company does not conduct any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax, except that the Company is subject to taxation under the California state franchise tax laws. The Company does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. The Company has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. The Company has never had any Subchapter C earnings and profits within the meaning of Section 1362(d)(3)(B) of the Code. The Company and its shareholders have not taken any action which will result in (i) the termination or revocation prior to the consummation of the Merger of the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or (ii) the imposition of a tax on the Company under the provisions of Section 1374 of the Code. The Company is not a party to any agreement or





                                      14.

arrangement with its shareholders to make distributions to its shareholders to pay any tax imposed on the shareholders, except as provided in Section 5.8.

         2.15    EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                 (a) Part 2.15(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                 (b) Part 2.15(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

                 (c) The Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Pension Plan").

                 (d) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Welfare Plan") except for those Company Welfare Plans described in
Part 2.15(d) of the Company Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                 (e) With respect to each Company Plan, the Company has delivered to Parent:

                          (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

                          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for each of 1994 and 1995;

                          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required





                                      15.

         under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

                          (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                          (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                 (f) The Company is not required to be, and, to the best of the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company, the Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

                 (g) The Company does not have any plan or commitment to create any additional Company Welfare Plan or any Company Pension Plan, or to modify or change any existing Company Welfare Plan or Company Pension Plan (other than to comply with applicable law).

                 (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and
(iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

                 (i) With respect to each of the Company Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.





                                      16.

                 (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

                 (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

                 (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Company
Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                 (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

         2.16 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the best knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.16 and Section 3.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 INSURANCE. The business and properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company's management against





                                      17.

risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located.

         2.18 RELATED PARTY TRANSACTIONS. Except as set forth in the Company Financial Statements: (a) no Company Related Party has, and no Company Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Company Related Party is, or has at any time since December 31, 1995 been, indebted to the Company; (c) since December 31, 1995, no Company Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company; (d) no Company Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with the Company; and (e) no Company Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this
Section 2.18, each of the following shall be deemed to be a "Company Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of the Company; (ii) each individual who is, or who at any time since December 31, 1995 has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other





                                      18.

similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                 (a) contravene, conflict with or result in a violation of any of the provisions of the Company's articles of incorporation or bylaws;

                 (b) with respect to the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                 (c) with respect to the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                 (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

                 (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

         Except as may be required by the HSR Act, the DGCL, the CGCL and state securities or blue sky laws, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.22    FULL DISCLOSURE.

                 (a) This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to





                                      19.

any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

                 (b) The information supplied by the Company for inclusion in the Proxy Statement (as defined in Section 5.5(a)) will not, as of the date of the Proxy Statement or as of the date of the Parent Shareholders' Meeting (as defined in Section 5.6), contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

         2.23 FINDER'S FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                 Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.3(a)) or in the disclosure schedule prepared by Parent in accordance with the requirements of Section 12.11 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule") (the Parent SEC Documents and the Parent Disclosure Schedule are collectively referred to herein as the "Parent Disclosure Documents"):

         3.1     DUE ORGANIZATION, ETC.

                 (a) Each of Parent, Merger Sub and each other subsidiary of Parent are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of them have full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Parent Contracts by which it is bound. Each of Parent, Merger Sub and each other subsidiary of Parent is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Parent has no subsidiaries other than the Subsidiaries disclosed on
Exhibit 21 to its Annual Report on Form 10-K for the year ended December 31, 1995 (the "Parent Subsidiaries"). Other than in connection with any change in the conduct of Parent's business proposed to be made by the Company or in connection with the Merger, Parent does not have any plans to change, in any material respect, a line of its business.

         3.2 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of: (i) 20,000,000 shares of Class A Common Stock, $.01 par value per share, 5,633,819 shares of which have been issued and are outstanding as of the date hereof; and (ii) 2,250,000 shares of Class C Common Stock, $0.01 par value per share, none of which are issued or outstanding. All





                                      20.

of the outstanding shares of Parent, Merger Sub and each Parent Subsidiary capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Parent, Merger Sub and Parent Subsidiaries capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of Merger Sub and each Parent Subsidiary are owned beneficially and of record by Parent, free and clear of any Encumbrances. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. The Merger Shares, when issued by Parent to the Company's shareholders in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Parent. There are no preemptive or similar rights with respect to the Parent's capital stock.

         3.3     SEC FILINGS; FINANCIAL STATEMENTS

                 (a) Parent has delivered to the Company accurate and complete copies (including copies of all exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1994 (the "Parent SEC Documents"), which are all the reports and documents required to be filed by Parent with the SEC since January 1, 1994. Each of the Parent SEC Documents was timely filed by Parent in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Parent is eligible to file a registration statement on Form S-3 with the SEC covering the registration of the Merger Shares for resale and meets all of the requirements for the use of Form S-3 for resales, including all requirements set forth in Form S-3 and the rules and regulations promulgated under the Securities Act.

                 (c) As of the time they were filed with the SEC, the consolidated financial statements (including, in each case, any notes related thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and








                                      21.

(iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. There are no amendments to the Parent consolidated financial statements dated September 30, 1996 (as filed with the SEC) necessary in order to make such statements comply with clauses (i), (ii) and (iii) above.

                 (d) Parent has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.4 DISCLOSURE. None of the information relating to Parent or Parent Subsidiaries or Parent's officers and directors to be contained in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of Parent or at the time of the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         3.5     ABSENCE OF CHANGES.  Since December 31, 1996:

                 (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of Parent or any of the Parent Subsidiaries, and, to the best knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole;

                 (b) there has not been any material loss, damage or destruction to any of the assets of Parent or any of the Parent Subsidiaries (whether or not covered by insurance);

                 (c) neither Parent nor any Parent Subsidiary has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                 (d) neither Parent nor any Parent Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options or Parent Warrants described in the Parent Disclosure Documents), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Parent Options and Parent Warrants described in the Parent Disclosure Documents), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                 (e) there has been no amendment to the articles of organization or bylaws of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary has effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;







                                      22.

                 (f) neither Parent nor any Parent Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (ii) any restricted stock purchase agreement;

                 (g) neither Parent nor any Parent Subsidiary has formed any subsidiary or acquired any equity interest or other interest in any other Entity other than Merger Sub;

                 (h) neither Parent nor any Parent Subsidiary has made any capital expenditure which, when added to all other capital expenditures made exceeds $100,000 in the aggregate;

                 (i) neither Parent nor any Parent Subsidiary has (i) entered into any Material Parent Contract (as defined in Section 3.10(a)), or
(ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Parent Contract to which it is or was a party or under which it has or had any material rights or obligations;

                 (j) neither Parent nor any Parent Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person,
(ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                 (k) neither Parent nor any Parent Subsidiary has written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $100,000 individually or in the aggregate;

                 (l) neither Parent nor any Parent Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

                 (m) neither Parent nor any Parent Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $100,000 individually or in the aggregate;

                 (n) neither Parent nor any Parent Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee except in the ordinary course of business and consistent with past practices;

                 (o) neither Parent nor any Parent Subsidiary has changed any of its methods of accounting or accounting practices in any respect;

                 (p) neither Parent nor any Parent Subsidiary has made any Tax election;








                                      23.

                 (q) neither Parent nor any Parent Subsidiary has commenced or settled any Legal Proceeding;

                 (r) neither Parent nor any Parent Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (s) neither Parent nor any Parent Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         3.6     TITLE TO ASSETS.

                 (a) Parent and each Parent Subsidiary owns, and has good and valid title to, all assets purported to be owned by it, including the assets reflected in the Parent consolidated financial statements dated as of December 31, 1996 (as of the respective dates of such statements) and all other assets reflected in such entity's books and records as being owned by it. All of said assets are owned by Parent or such Parent Subsidiary, as the case may be, free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent and its subsidiaries taken as a whole.

                 (b) Part 3.6(b) of the Parent Disclosure Schedule identifies all assets that are being leased or licensed to Parent and each Parent Subsidiary that involve obligations in excess of $100,000 on an individual basis, and that are not otherwise disclosed in the Parent SEC Documents.

         3.7     BANK ACCOUNTS; ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

                 (a) Part 3.7(a) of the Parent Disclosure Schedule provides a list of each account maintained by or for the benefit of Parent and each Parent Subsidiary at any bank or other financial institution.

                 (b) All accounts receivable of Parent and each Parent Subsidiary that are reflected in the Parent consolidated financial statements dated as of December 31, 1996 (collectively, the "Parent Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Parent Accounts Receivable are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Parent consolidated financial statements dated as of December 31, 1996 (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Parent Accounts Receivable relating to the amount or validity of such Parent Accounts Receivable.








                                      24.

                 (c) Part 3.7(c) of Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Parent or any Parent Subsidiary to any employee, director, consultant or independent contractor of Parent or any Parent Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

         3.8     EQUIPMENT; LEASEHOLD.

                 (a) The assets of Parent and each Parent Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

                 (b) Neither Parent nor any Parent Subsidiary owns any real property or any interest in real property, except as described in the Parent SEC Documents.

         3.9     PROPRIETARY ASSETS.

                 (a) Parent has good and valid title to all Parent Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all Parent Proprietary Assets. No Parent Subsidiary has any title to any Parent Proprietary Asset. Neither Parent nor any Parent Subsidiary is obligated to make any payment to any Person for the use of any Parent Proprietary Asset. To the best knowledge of Parent, Parent is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Parent Proprietary Assets on an exclusive basis.

                 (b) Parent and each Parent Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than Parent or a Parent Subsidiary) has access to or has any rights with respect to any Parent Proprietary Asset.

                 (c) To the best knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Neither Parent nor any Parent Subsidiary is misappropriating or making any unlawful use of, and neither Parent nor any Parent Subsidiary has at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

                 (d) Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent and each Parent Subsidiary to conduct its business in the manner in which such business has been conducted. Neither Parent nor any Parent Subsidiary has licensed any of the








                                      25.

Parent Proprietary Assets to any Person on an exclusive basis and neither Parent nor any Parent Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         3.10    CONTRACTS.

                 (a) Part 3.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Material Parent Contract." For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any Contract:

                          (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of Parent in excess of $60,000 per year;

                          (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Parent Proprietary Asset (except for any Parent Proprietary Asset that is licensed to the Parent or any Parent Subsidiary under any third party software license agreement generally available to the public at a cost of less than $10,000);

                          (iii) imposing any restriction on Parent's or any Parent Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                          (iv)    creating or involving any agency
         relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

                          (v) relating to the acquisition, issuance or transfer of any securities other than stock options granted to employees, directors or consultants pursuant to a Parent Plan;

                          (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Parent or any Parent Subsidiary having a value in excess of $100,000;

                          (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnities for hardware and software sold by Parent), any right of contribution or any surety arrangement, any of which obligations involve a Parent obligation in excess of $100,000 per year;








                                      26.

                          (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                          (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Parent Related Party (as defined in Section 3.18);

                          (x) entered into outside the ordinary course of business;

                          (xi) that may not be terminated by Parent or such Parent Subsidiary (without penalty) within 60 days after the delivery of a termination notice by Parent or such Parent Subsidiary; and

                          (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

                 (b) Parent has delivered to the Company accurate and complete copies of all Material Parent Contracts identified in Part 3.10(a) of the Parent Disclosure Schedule, including all amendments thereto. Each Material Parent Contract identified in Part 3.10(a) of the Parent Disclosure
Schedule is valid and in full force and effect, and is enforceable by Parent or such Parent Subsidiary in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                 (c)      Parent and each Parent Subsidiary:

                          (i) have not violated or breached, or committed any material default under, any Material Parent Contract in any material respect;

                          (ii)    represent that, to the best of their
         knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Parent Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Parent Contract, or (D) give any Person the right to cancel, terminate or modify any Material Parent Contract;

                          (iii) have not, since September 30, 1996, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Parent Contract, or (ii) any actual or possible termination of any Material Parent Contract; and







                                      27.

                          (iv)    have not waived any of their material rights
under any Material Parent Contract.

         3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Parent SEC Documents and except for current liabilities incurred in the ordinary course of business since September 30, 1996, neither Parent nor any Parent Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

         3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and each Parent Subsidiary is, and has at all times since December 31, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole. Since December 31, 1995, neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         3.13 GOVERNMENTAL AUTHORIZATIONS. Parent and each Parent Subsidiary has all Governmental Authorizations necessary to enable Parent and such Parent Subsidiary to conduct its business in the manner in which its business is currently being conducted. Parent and each Parent Subsidiary is, and at all times since December 31, 1995 has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since December 31, 1995, neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         3.14    TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body on or before the Closing Date (the "Parent Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. Parent and each Parent Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of Parent contained in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

                 (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to Parent or any Parent Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any Parent Subsidiary. There are no liens for Taxes upon any of the assets of Parent or any Parent Subsidiary, except liens for current Taxes not yet due and payable.







                                      28.

         3.15    EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                 (a) Part 3.15(a) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent and each Parent Subsidiary as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                 (b) Part 3.15(b) of the Parent Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Parent Plan" and collectively referred to as the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any Parent Subsidiary for the benefit of any current or former employee of Parent or any Parent Subsidiary.

                 (c) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, and, to the best of the knowledge of Parent, neither Parent nor any Parent Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent (a "Parent Pension Plan").

                 (d) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent or any Parent Subsidiary (a "Parent Welfare Plan") except for those Parent Welfare Plans described in Part 3.15(d) of the Parent Disclosure Schedule or in the Parent SEC Documents, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                 (e) With respect to each Parent Plan, Parent has delivered to the Company:

                          (i) an accurate and complete copy of such Parent Plan (including all amendments thereto);

                          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Parent Plan for each of 1994 and 1995;

                          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Parent Plan, and (B) each material employee communication relating to such Parent Plan;





                                      29.

                          (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                          (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                 (f) Neither Parent nor any Parent Subsidiary is required to be, and, to the best of the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. Neither Parent nor any Parent Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best knowledge of Parent, neither Parent nor any Parent Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

                 (g) Neither Parent nor any Parent Subsidiary has any plan or commitment to create any additional Parent Welfare Plan or any Parent Pension Plan, or to modify or change any existing Parent Welfare Plan or Parent Pension Plan (other than to comply with applicable law).

                 (h) No Parent Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent or any Parent Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the consolidated financial statements included in the Parent SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of Parent or any Parent Subsidiary (or their beneficiaries)).

                 (i) With respect to each of Parent Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                 (j) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.








                                      30.

                 (k) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

                 (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Parent or any Parent Subsidiary (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                 (m) Parent and each Parent Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

         3.16 ENVIRONMENTAL MATTERS. Parent and each Parent Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Parent and each Parent Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and Parent and each Parent Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. Neither Parent nor any Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Parent or any Parent Subsidiary is not in compliance with any Environmental Law, and, to the best knowledge of Parent, there are no circumstances that could reasonably be expected to prevent or interfere with Parent's or any Parent Subsidiary's compliance with any Environmental Law in the future. To the best knowledge of Parent, no current or prior owner of any property leased or controlled by Parent and/or such Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Parent and/or such Parent Subsidiary is not or was not in compliance with any Environmental Law.

         3.17 INSURANCE. The business and properties of Parent and each Parent Subsidiary are insured for the benefit of Parent and/or such Parent Subsidiary in amounts deemed adequate by Parent's management against risks usually insured against by persons operating businesses similar to those of Parent or such Parent Subsidiary in the localities where such properties are located.

         3.18 RELATED PARTY TRANSACTIONS. Except as set forth in the Parent SEC Documents: (a) no Parent Related Party has, and no Parent Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent or any Parent Subsidiary; (b) no Parent Related Party is, or has at any time since December 31, 1995 been, indebted to Parent or any Parent Subsidiary; (c) since December 31, 1995, no Parent Related Party has entered into, or has had any direct or indirect financial interest in, any Material Parent Contract, transaction or business dealing involving Parent or any Parent Subsidiary; (d) no Parent Related Party is competing, or has at any time





                                      31.

since December 31, 1995 competed, directly or indirectly, with Parent or any Parent Subsidiary; and (e) no Parent Related Party has any claim or right against Parent or any Parent Subsidiary (other than rights to receive compensation for services performed as an employee of Parent or any Parent Subsidiary). (For purposes of this Section 3.18, each of the following shall be deemed to be a "Parent Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of Parent or any Parent Subsidiary; (ii) each individual who is, or who at any time since December 31, 1995 has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than Parent or a Parent Subsidiary) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         3.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent, any Parent Subsidiary or their businesses taken as a whole; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject. To the best knowledge of Parent, no officer or other employee of Parent or any Parent Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or such Parent Subsidiary's business. There is no action, suit, proceeding or investigation by Parent or any Parent Subsidiary currently pending or which Parent or any Parent Subsidiary intends to initiate.

         3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Except for the approval of the Merger by the shareholders of Parent as contemplated by Section 5.6, Parent and Merger Sub have the full corporate power and authority to perform their obligations under this Agreement; the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective Boards of Directors, and the execution, delivery and performance of this Agreement by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement consitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement,








                                      32.

nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                 (a) contravene, conflict with or result in a violation of any of the provisions of Parent's or any Parent Subsidiary's articles of organization, articles of incorporation or bylaws;

                 (b) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject;

                 (c) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by Parent or any Parent Subsidiary or that otherwise relates to Parent's or any Parent Subsidiary's business or to any of the assets owned or used by Parent or any Parent Subsidiary;

                 (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

                 (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent or any Parent Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent and its subsidiaries taken as a whole).

         Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Massachusetts Business Corporation Law, the HSR Act and the rules of the NASD, neither Parent nor any Parent Subsidiary is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

         3.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock of Parent (the "Requisite Vote") is the only vote of the holders of any class or series of Parent's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

         3.23 COMPANY ACTION. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its shareholders,
(b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the Massachusetts Business Corporation









                                      33.

Law, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Parent Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Parent's shareholders at the Parent Shareholders' Meeting, and (d) adopted a resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby.

         3.24 FAIRNESS OPINION. Parent has received the written opinion of Needham & Company, Inc., financial advisor to Parent, to the effect that the consideration to be paid by Parent to the Company Shareholders in the Merger is fair to the shareholders of Parent from a financial point of view.

         3.25 FINDER'S FEE. Except for Needham & Company, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent or any of its subsidiaries. The fees and commissions (other than reimbursement of expenses) payable to Needham & Company, Inc. as contemplated by this Section
3.12 will not exceed $250,000. A copy of Parent's agreement with Needham & Company, Inc. has been delivered to the Company.

         3.26    FULL DISCLOSURE.

                 (a) This Agreement (including the Parent Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

                 (b) The information supplied by Parent for inclusion in the Proxy Statement (as defined in Section 5.5(a)) will not, as of the date of the Proxy Statement or as of the date of the Parent Shareholders' Meeting (as defined in Section 5.6), contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

SECTION 4.       CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent or its Representatives may reasonably request.









                                      34.

         4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by Parent in writing, the Company shall:

                 (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                 (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company in each case, in all material respects;

                 (c) use reasonable efforts to keep in full force all insurance policies in effect as of the date of this Agreement;

                 (d) cause its chief executive officer to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

                 (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                 (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options or Company Warrants);

                 (g) not amend or waive any of its rights under, or authorize the acceleration of vesting under (i) any provision of its Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant or (iii) any provision of any restricted stock purchase agreement;

                 (h) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                 (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate;









                                      35.

                 (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

                 (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person except that the Company may sell inventory in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

                 (m) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness in excess of $100,000, except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Imperial Bank or any other lines of credit disclosed in the Company Disclosure Schedule;

                 (n) not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $60,000, except that the Company may enter into employment agreements with (i) Shareholder in the form attached hereto as Exhibit E and
(ii) Mr. Harris Ravine in the form attached hereto as Exhibit F.

                 (o) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

                 (p)      not make any Tax election;

                 (q)      not commence or settle any Legal Proceeding;

                 (r) not make any prepayment of principal or interest, or otherwise discharge amounts payable with respect to the Shareholder Debt;

                 (s) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (t) not agree or commit to take any of the actions described in clauses "(e)" through "(s)" of this Section 4.2.








                                      36.

         4.3     NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                 (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if
         (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                          (iii) any breach of any covenant or obligation of the Company; and

                          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.

                 (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or
(ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

         4.4     NO SOLICITATION.

                 The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or Contract contemplating or otherwise relating to any Company Acquisition Transaction.





                                      37.

         4.5 TAX REPRESENTATION LETTER. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Palmer & Dodge LLP, tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.9 and Section 8.9) and the Company shall use its best efforts to obtain and deliver to Parent, Continuity of Interest Certificates signed by each shareholder of the Company, each of which shall be in such customary form as is reasonably required by each of Cooley Godward LLP and Palmer & Dodge LLP.

         4.6 INDEPENDENT DIRECTORS. During the Escrow Period, Shareholder agrees to vote his shares in favor of, and take other action appropriate to cause, the election of at least two (2) "independent directors" (as such term is defined in Rule 4460(c) of the Marketplace Rules of The Nasdaq Stock Market) to the Board of Directors of the Company.

SECTION 5.       CERTAIN COVENANTS OF PARENT

         5.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary, and with such additional financial, operating and other data and information regarding Parent and each Parent Subsidiary, as the Company or its Representatives may reasonably request.

         5.2 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by the Company in writing, Parent shall, and shall cause each Parent Subsidiary to:

                 (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                 (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent or any Parent Subsidiary in each case, in all material respects;

                 (c) use reasonable efforts to keep in full force all insurance policies in place as of the date of this Agreement;

                 (d) cause its chief executive officer to report regularly (but in no event less frequently than weekly) to the Company concerning the status of Parent's business;

                 (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or





                                      38.

otherwise reacquire any shares of capital stock or other securities (other than the surrender of options in connection with terminations of employment);

                 (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to issue Parent Common Stock upon the exercise of outstanding Parent Options or Parent Warrants);

                 (g) not amend or waive any of its rights under, or authorize the acceleration of vesting under, (i) any provision of its Stock Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (iii) any provision of any restricted stock purchase agreement;

                 (h) except for the amendment necessary to authorize the additional shares of Class A Common Stock to be issued as Merger Shares pursuant to Section 1.5(a) of this Agreement, not amend or permit the adoption of any amendment to its articles of organization or bylaws, or effect or permit Parent or any Parent Subsidiary to become a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                 (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Parent or any Parent Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

                 (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Parent Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Parent Contract;

                 (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, except that Parent may dispose or attempt to dispose of the AS/400 Assets and sell inventory to the Company or otherwise in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Material Parent Contracts;

                 (m) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness in excess of $100,000, except that Parent and each Parent Subsidiary may make routine borrowings in the ordinary course of business under its existing lines of credit disclosed in the Parent SEC Documents;

                 (n) not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages,








                                      39.

salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $60,000;

                 (o) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

                 (p)      not make any Tax election;

                 (q)      not commence or settle any Legal Proceeding;

                 (r) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

                 (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

         5.3     NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

                 (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or an inaccuracy in the Parent SEC Documents;

                          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                          (iii) any breach of any covenant or obligation of Parent; and

                          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.



                 (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such





                                      40.

event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

         5.4     NO SOLICITATION.  During the Pre-Closing Period:

                 (a) Parent shall not directly or indirectly, and shall not authorize or permit any Parent Subsidiary or any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding Parent or any Parent Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit Parent from furnishing information regarding Parent or any Parent Subsidiary to, or entering into discussions with, any Person in response to an unsolicited bona fide written proposed Acquisition Proposal submitted by such Person if (1) the Board of Directors of Parent concludes in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal could reasonably be expected to result in a transaction that is more favorable to Parent's shareholders than the Merger (any such more favorable unsolicited bona fide written Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), (2) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's shareholders under applicable law, (3) prior to furnishing any such information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Parent, and (4) prior to furnishing any such information to such Person, Parent furnishes such information to the Company (to the extent such information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 5.4 by Parent.

                 (b) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period.





                                      41.

                 (c) Parent shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal.

         5.5     PROXY STATEMENT.

                 (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a preliminary proxy statement together with a form of proxy (collectively, the "Proxy Statement") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger with respect to the Parent Shareholders' Meeting at which the shareholders of Parent will be asked to vote upon and approve this Agreement, the Merger and an amendment to Parent's Articles of Organization increasing the authorized shares of Parent Common Stock. Parent shall cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, respond promptly to any comments of the SEC or its staff and use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable after such filing and promptly thereafter file the definitive Proxy Statement with the SEC and mail the definitive Proxy Statement to the shareholders of Parent. The Company shall promptly furnish to Parent all information concerning the Company and its shareholders as may be required or reasonably requested in connection with the preparation of the Proxy Statement. Parent shall (i) notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (ii) shall promptly supply the Company with copies of all written correspondence with the SEC or its staff with respect to the Proxy Statement. Parent shall not file any amendment or supplement to the Proxy Statement to which the Company shall have reasonably objected. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to stockholders of Parent, such amendment or supplement.

                 (b) Prior to the Effective Date, Parent shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the Merger Shares will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered shareholder of the Company has an address of record on the record date for determining the shareholders entitled to notice of and to vote on the Merger.

         5.6     PARENT SHAREHOLDERS' MEETING.

                 (a) Parent shall take all action necessary in accordance with its articles of organization, bylaws and applicable law to call, give notice of, convene and hold a special meeting of the holders of Parent Common Stock (the "Parent Shareholders' Meeting") to consider, act and vote upon the adoption and approval of this Agreement and the Merger and an amendment to Parent's Articles of Organization increasing the authorized shares of Parent Common Stock. The Parent Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Proxy Statement has been cleared by the SEC or, if the SEC has not taken formal action to clear the Proxy Statement, within 45 days of filing the definitive







                                      42.

Proxy Statement with the SEC. The Company shall ensure that the Parent Shareholders' Meeting is called, convened, held and conducted, and that all proxies solicited in connection with the Parent Shareholders' Meeting are solicited in all material respects in compliance with all applicable Legal Requirements. The Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 5.6(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Parent of any Acquisition Proposal, or by an withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to this Agreement or the Merger.

                 (b) The Board of Directors of Parent has unanimously recommended (and the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended) that the holders of Parent Common Stock vote in favor and adopt and approve this Agreement, the Merger and the amendment to Parent's Articles of Organization at the Parent Shareholders' Meeting, which unanimous recommendation shall not be withdrawn, amended or modified in a manner adverse to the Company. For purposes of this Agreement, it shall constitute a modification adverse to the Company if such recommendation shall no longer be unanimous.

                 (c) Notwithstanding the foregoing, nothing in Section 5.5 or in this Section 5.6 shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Merger and approval and adoption of this Agreement and the amendment to Parent's Articles of Organization (and the Proxy Statement may reflect such withdrawal, amendment or modification) if (i) a Superior Proposal is made to Parent and is not withdrawn, (ii) the Board of Directors of Parent shall conclude in good faith, based upon the written advice of its outside legal counsel, that such withdrawal, amendment or modification is required in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations to Parent's shareholders under applicable law, and (iii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4(a). Nothing contained in this Section 5.6(c) shall limit Parent's obligation to convene the Parent Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

         5.7 TAX REPRESENTATION LETTERS. As soon as practicable after the execution of this Agreement, Parent and Merger Sub shall deliver to Cooley Godward LLP and Palmer & Dodge LLP, tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.10 and Section 8.10).

         5.8 TAX DISTRIBUTION TO COMPANY SHAREHOLDERS. Parent acknowledges and agrees that the Company shall be entitled to make a distribution to its shareholders immediately prior to the Closing Date in an amount equal to the amount of any federal, state, local and foreign taxes payable by such shareholders with respect to the earnings and profits of the Company for the short S Corporation taxable year ending as of the Closing Date as estimated by the Company and subject to the approval of Parent and Parent's accountants, which approval shall not be










                                      43.

unreasonably withheld. The Company shall deliver to Parent and its accountants not less than five (5) days before the Closing Date the Company's good faith estimate of the amount of such distribution and the financial statement information on which it is based, and the Company and Shareholder acknowledge that failure to provide such information can be reason for Parent withholding its approval.

         5.9 PARENT CONSULTANT. Parent may, in its discretion, retain Harris Ravine to provide consulting services to Parent during the Pre-Closing Period at a rate of up to $25,000 per month. The Company acknowledges that any services to be provided by Mr. Ravine to Parent during this period to prepare for the closing and the combination of the operations of the Company and Parent after the Closing shall ultimately inure to the benefit of all of the parties. The Company agrees to pay to Parent an amount equal to seventy-five percent (75%) of any compensation payable by Parent to Harris Ravine for such services, which payment shall be due and payable within three (3) business days of notice from Parent of any payment due for such services; provided that any such amount payable by the Company shall not exceed $18,750 per month and shall not be refundable if the Merger and the transactions contemplated hereby are not completed for any reason.

SECTION 6.       ADDITIONAL COVENANTS OF THE PARTIES

         6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

         6.2 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

         6.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

         6.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other











                                      44.

documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

SECTION 7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule except as to matters previously approved by Parent in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).










                                      45.

         7.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on the Company.

         7.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1, 7.2 and 7.3.

         7.5 SHAREHOLDER APPROVAL. The terms of the Merger and this Agreement shall have been adopted and approved by the Requisite Vote of Parent's shareholders.

         7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         7.7 TAX REPRESENTATION LETTER; CONTINUITY OF INTEREST CERTIFICATES. Parent shall have received from the Company a tax representation letter and from each of the shareholders of the Company Continuity of Interest Certificates as contemplated by Section 4.5;

         7.8 LEGAL OPINION. Parent shall have received a legal opinion of Cooley Godward LLP, in the form of Exhibit G, dated as of the Closing Date;

         7.9 TAX OPINION. Parent shall have received a legal opinion of Palmer & Dodge LLP, counsel to Parent, addressed to the Parent, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Parent or the Company as a result of the issuance of Parent Common Stock pursuant to this Agreement (it being understood that, in rendering such opinion, Palmer & Dodge, LLP may rely upon the tax representation letters and continuity of interest certificates referred to in Section 4.5 and Section 5.7);

         7.10 STOCK REPRESENTATION LETTER. Parent shall have received from each shareholder of the Company entitled to receive shares of Parent Common Stock pursuant to Section 1.5 an executed stock representation letter in the form of Exhibit H in connection with compliance with the exemption from registration under Section 5 of the Securities Act contained in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

         7.11 IMPERIAL BANK CREDIT LINE AMENDMENT. The Company shall have obtained all consents to the Merger from Imperial Bank as are reasonably required to permit the Company to maintain its line of credit with Imperial Bank substantially in the form in which it is currently












                                      46.

maintained with such amendment as Parent may reasonably request in light of the fact that the status of the Company after the Closing will be that of a C corporation .

         7.12 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         7.13 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

         7.14 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole or the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

         7.15 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         7.16 LOCK-UP AGREEMENT. Shareholder shall have executed and delivered to Parent a lock-up agreement in the form of Exhibit I.

         7.17 ESCROW AGREEMENT. Parent, the Company Shareholders, the Shareholders Representative and the Escrow Agent shall have entered into an escrow agreement in the form of Exhibit D.

         7.18 NONCOMPETITION AGREEMENT. Shareholder shall have executed and delivered to Parent a noncompetition agreement in the form of Exhibit J.












                                      47.

         7.19 LISTING. After giving effect to the Merger, the Parent Common Stock shall be listed or quoted on The Nasdaq National Market, The Nasdaq SmallCap Market or a national exchange.

SECTION 8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Parent Disclosure Schedule except as to matters previously approved by the Company in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).

         8.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         8.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole.

         8.4 COMPLIANCE CERTIFICATE. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of Parent evidencing compliance with the conditions set forth in Sections 8.1, 8.2 and 8.3.

         8.5 SHAREHOLDER APPROVAL. The terms of the Merger and this Agreement shall have been adopted and approved by the Requisite Vote of Parent's shareholders.

         8.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         8.7 LEGAL OPINION. The Company shall have received a legal opinion of Palmer & Dodge LLP, dated as of the Closing Date, in the form of Exhibit K;









                                      48.

         8.8 TAX REPRESENTATION LETTER. The Company shall have received from Parent and Merger Sub a tax representation letter as contemplated by
Section 5.7.

         8.9 TAX OPINION. The Company shall have received a legal opinion of Cooley Godward LLP, dated as of the Closing Date, addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its shareholders as a result of the transactions contemplated by this Agreement (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.5 and Section 5.7);

         8.10 EMPLOYMENT AGREEMENT. Mr. Harris Ravine shall have executed and delivered to the Company an employment agreement in the form of Exhibit F.

         8.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         8.12 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

         8.13 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent and the Parent Subsidiaries taken as a whole or the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent and the Parent Subsidiaries taken as a whole or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

         8.14 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.












                                      49.

         8.15 TAX DISTRIBUTION TO COMPANY SHAREHOLDERS. The Company shall have paid to the shareholders of the Company the amounts equal to the amount of taxes contemplated by Section 5.9.

         8.16 NONCOMPETITION AGREEMENT. Parent shall have executed and delivered to Shareholder a noncompetition agreement in the form of Exhibit J.

         8.17    LISTING.    After giving effect to the Merger, the Parent
Common Stock shall be listed or quoted on The Nasdaq National Market, The Nasdaq SmallCap Market or a national exchange.

SECTION 9.       TERMINATION

         9.1 TERMINATION. This Agreement may be terminated prior to the Effective Date:

                 (a)      by mutual written consent of Parent and the Company;

                 (b) by either Parent or the Company if the Merger shall not have been consummated by July 31, 1997 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Date);

                 (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                 (d) by either Parent or the Company if the Parent Shareholders' Meeting shall have been held and this Agreement and the Merger shall not have been adopted and approved at such meeting by the Requisite Vote;

                 (e) by the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite Vote) if a Triggering Event shall have occurred; or

                 (f) by Parent if the Board of Directors of Parent shall withdraw its recommendation in favor of this Agreement pursuant to Section 5.6(c); provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) unless Parent shall have paid the fee referred to in Section 9.3(b).

                 (g) by either party if any of the other party's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in a party's representations and warranties or a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the breaching party shall have thirty (30) days from the time of receipt of written notice from the nonbreaching party of such breach









                                      50.

or inaccuracy to cure such breach and if it is not cured within such thirty
(30) day period, the nonbreaching party may terminate this Agreement under this
Section 9.1(g) on account of such inaccuracy or breach.

         9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, Section 6.2 and Section 12 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

         9.3     FEES AND EXPENSES; TERMINATION FEES.

                 (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

                 (b) If this Agreement is terminated by the Company pursuant to Section 9.1(e) or by Parent pursuant to Section 9.1(f), Parent shall pay to the Company, in cash (at the time specified in Section 9.3(c)), a nonrefundable fee in the amount of $550,000.

                 (c) In the case of termination of this Agreement by Parent pursuant to Section 9.1(f), the fee referred to in Section 9.3(b) shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 9.1(e), the fee referred to in Section 9.3(b) shall be paid by Parent to the Company within three (3) business days after such termination.

SECTION 10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         10.1 SURVIVAL OF COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein (including the representations and warranties set forth in Section 2 or contained in any certificate delivered by an officer of the Company) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any date prior to the Expiration Date, Parent (acting in good faith) delivers to the Company a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company (and setting forth in










                                      51.

reasonable detail the basis for Parent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by Parent shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Parent; provided, however, that there shall be no liability for any matter disclosed to Parent pursuant to Section 4.3 and which Parent expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

         10.2 SURVIVAL OF PARENT AND MERGER SUB REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Parent and Merger Sub herein (including the representations and warranties set forth in Section 3 or contained in any certificate delivered by an officer of Parent) shall survive the Closing and shall expire on the Expiration Date; provided however, that if, at any date prior to the Expiration Date, any Company Shareholder (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for such Company Shareholder's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.4 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Parent and Merger Sub and the rights and remedies that may be exercised by the Company Shareholders, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Company Shareholders; provided, however, that there shall be no liability for any matter disclosed to the Company pursuant to Section 5.3 and which the Company expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

         10.3 INDEMNIFICATION BY COMPANY SHAREHOLDERS. Subject to the limitations contained in Section 10.1, this Section 10.3 and Section 10.7, from and after the Effective Date, the Company Shareholders shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages which are directly or indirectly suffered or incurred by Parent or to which Parent may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by the Company or the Shareholder in Section 2. Notwithstanding the foregoing, Parent's sole recourse for any Damages with respect to which indemnification is sought under this Section 10 (other than Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused











                                      52.

by fraud or intentional misrepresentation) shall be to the Shareholders Indemnity Shares. In no event shall a Company Shareholder's liability for any Damages with respect to which indemnification is sought be in excess of such Company Shareholder's pro rata amount of the Shareholders Indemnity Shares and no Company Shareholder shall have any personal liability for any Damages except with respect to Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach by such Company Shareholder.

         10.4 INDEMNIFICATION BY PARENT AND MERGER SUB. Subject to the limitations contained in Sections 10.2, this Section 10.4 and Section 10.7, from and after the Effective Date, Parent shall hold harmless and indemnify each of the Company Shareholders from and against, and shall compensate and reimburse each of the Company Shareholders for, any Damages which are directly or indirectly suffered or incurred by any of the Company Shareholders or to which any of the Company Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in Section 3. Notwithstanding the foregoing, a Company Shareholder's sole recourse for any Damages with respect to which indemnification is sought under this Section 10 (other than Damages determined by a court in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation) shall be to the Parent Indemnity Shares.

         10.5 VALUATION OF INDEMNITY SHARES. The value of the Shareholders Indemnity Shares or the Parent Indemnity Shares, as the case may be, on any specific date (the "Determination Date") shall be equal to (i) the number of Shareholders Indemnity Shares or Parent Indemnity Shares, as the case may be, multiplied by (ii) the average of the closing sales prices of the Parent Common Stock as quoted on the Nasdaq Stock Market (the "Nasdaq Market") or any other market on which such shares are then traded for the ten (10) trading day period commencing five (5) trading days immediately prior to and including the Effective Date and ending five (5) trading days immediately following the Effective Date.

         10.6    NOTICE; DEFENSE OF CLAIM.

                 (a)      If any party entitled to indemnification under
Section 10.3 or Section 10.4 (which for purposes of this Section 10.6 shall include the Surviving Corporation and Parent) (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any action (a "Third Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to Section 10.3 or Section 10.4 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 10.6 shall not relieve the Indemnifying Party of its obligations under Section 10.3 or Section 10.4, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Damages













                                      53.

that has been or may be sustained by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within 5 business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

                 (b) If, promptly after receipt by the Indemnifying Party of notice of any Third Party Claim as provided in Section 10.6(a), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

                 (c) If the Company Shareholders choose to defend or to seek to compromise or settle any Third Party Claim, Parent shall make available to the Company Shareholders any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

                 (d) No Third Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party. Notwithstanding anything else in this Section 10.6 to the contrary, neither any Company Shareholder nor Parent shall settle or compromise any Third Party Claim unless such settlement or compromise contemplates as an unconditional term thereof of the giving by such claimant or plaintiff to each related Company Shareholder or Parent, as the case may be, a written release from all liability with respect to such Third Party Claim.

         10.7 FURTHER LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnication under this Section 10 shall be subject to the following:

                 (a)      No Indemnifying Party shall have liability under
Section 10.3 or Section 10.4 except to the extent that the Damages exceed $50,000 in the aggregate, in which event the Indemnifying Party shall be liable for all Damages, subject to the provisions of this Section 10.

                 (b) No indemnification shall be payable pursuant to Sections 10.3 or 10.4, as the case may be, after the Expiration Date, except
(i) for claims for Damages made prior to the













                                      54.

Expiration Date but not then resolved, (ii) for claims for Damages made with respect to an inaccuracy or breach of any representation or warranty contained in Sections 2.14 or 3.14, which representations and warranties shall survive until the expiration of the applicable statute of limitations, or Sections 2.3, 2.20, 3.2, and 3.20, which representations and warranties shall survive indefinitely.

                 (c) All indemnification claims made under Section 10.3 shall be satisfied in full by the cancellation of that number of Shareholders Indemnity Shares having a value determined in accordance with Section 10.5 equal to the amount of Damages for which such Indemnified Party is entitled to indemnification under this Section 10 and all indemnification claims made under
Section 10.4 shall be satisfied in full by the issuance by Parent of that number of Parent Indemnity Shares having a value determined in accordance with
Section 10.5 equal to the amount of Damages for which such Indemnified Party is entitled to indemnification under this Section 10 pro rata to the holders of Company Common Stock immediately prior to the Effective Date.

                 (d) The limitations of Sections 10.7(a), 10.7(b) and 10.7(c) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any party.

                 (e)      In determining the amount of any indemnity under
Section 10.3 or 10.4, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party actually recovered by or on behalf of such Indemnified Party in reduction of the loss giving rise to the claim for Damages.

                 (f) Parent shall not be obligated to issue any of the Parent Indemnity Shares pursuant to this Section 10 until Parent has received from each of the Company Shareholders to which such Parent Indemnity Shares are to be issued an executed stock representation letter substantially in the form of Exhibit H, and Parent has placed on all certificates representing such shares all appropriate legends.

         10.8    ISSUANCE OF PARENT INDEMNITY SHARES TO SATISFY CLAIMS FOR
                 DAMAGES.

                 (a) If a Company Shareholder has incurred or suffered Damages for which it is entitled to indemnification under this Section 10, such Company Shareholder, shall, on or prior to the Expiration Date, give written notice of such claim (a "Claim Notice") to Parent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim. No Company Shareholder shall make any claim for Damages after the Expiration Date.

                 (b) Within ten (10) days of receipt of a Claim Notice, Parent shall provide to the Company Shareholder, a written response (the "Response Notice") in which Parent shall (i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or (iii) contest that any of the Claimed Amount is valid.








                                      55.

Parent may contest a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Company Shareholder is entitled to indemnification under this Section 10. If no response notice is delivered by Parent within such ten (10) day period, Parent shall be deemed to have agreed that the Claimed Amount is valid and that the Company Shareholder is entitled to indemnification under this Section 10.

                 (c) If Parent in the Response notice agrees or is deemed to have agreed that the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice issue to the Company Shareholders who have incurred such Damages, that number of Parent Indemnity Shares sufficient to satisfy the Claimed Amount, as determined pursuant to Section 10.5.

                 (d) If Parent in the Response Notice agrees that part, but not all, of the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice issue to the Company Shareholders who have incurred such Damages, that number of Parent Indemnity Shares sufficient to satisfy the Agreed Amount, as determined pursuant to
Section 10.5.

                 (e) If Parent in the Response notice contests the release of all or a part of the Claimed Amount (the "Contested Amount"), Parent shall continue to maintain in reserve that number of Parent Indemnity Shares necessary to satisfy the Contested Amount, as determined pursuant to Section 10.5, notwithstanding the occurrence of the Expiration Date, until (i) such time as the Company Shareholders shall agree in writing as to the number of Parent Indemnity Shares to be issued to the Company Shareholders, if any, or
(ii) receipt by Parent of a copy of a court order setting forth instructions to Parent as to the number of Parent Indemnity Shares to be issued to the Company Shareholders, if any.

SECTION 11.      REGISTRATION OF THE MERGER SHARES; COMPLIANCE WITH THE
                 SECURITIES ACT

         11.1    REGISTRATION PROCEDURES AND EXPENSES.  Parent shall:

                 (a) as soon as practicable (but in any event within three hundred (300) days following the issuance of the Merger Shares pursuant to
Section 1.5(a) (the "Issuance"), prepare and file with the SEC a registration statement on Form S-3 or, in the event Parent is not eligible to use Form S-3, on Form S-1 or any other form then available for the registration of the Merger Shares (the "Registration Statement"), in order to register with the SEC the resale of the Merger Shares by the Company Shareholders from time to time through underwriters, agents or otherwise, in negotiated or market transactions or through the automated quotation system of the Nasdaq or the facilities of any national securities exchange on which Parent's Common Stock is then traded or in privately negotiated transactions; provided, however, that the number of Merger Shares that may be resold shall be subject to the Lock-Up Agreement;

                 (b) use reasonable efforts, subject to the receipt of necessary information from the Company Shareholders, to cause the Registration Statement to become effective promptly





                                      56.

after such Registration Statement is filed by Parent with the SEC; provided, however, that Parent shall cause the effectiveness of the Registration Statement to be delayed until such date that is six (6) months from the date of the Closing;

                 (c) use reasonable efforts to prepare and file with the SEC such amendments and supplements to each Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of five (5) years following the Issuance (the "Registration Period") or, if earlier, until all of the Merger Shares have been sold pursuant thereto; provided, however, that Parent shall not be deemed to have used reasonable efforts to keep the Registration Statement effective if it voluntarily takes any action that would result in the Company Shareholders not being able to sell any of their respective Merger Shares pursuant to the Registration Statement unless (i) such action is required under applicable law or taken by Parent in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets and (ii) Parent promptly (but in any event within 30 days) files such amendments and supplements with the SEC; provided, further, however, that Parent may not exercise its rights under this Section 11.1(c) more frequently than one time in any twelve-month period;

                 (d) furnish to the Company Shareholders with respect to the Merger Shares registered under the Registration Statement such number of copies of the Registration Statement (and exhibits thereto), prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Merger Shares by the Company Shareholders; provided, however, that the obligation of Parent to deliver copies of prospectuses or preliminary prospectuses to the Company Shareholders shall be subject to the receipt by Parent of reasonable assurances from the Company Shareholders that the Company Shareholders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                 (e) file documents required of Parent for normal blue sky clearance in states reasonably specified in writing by any Company Shareholder; provided, however, that Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                 (f) file with the Nasdaq Stock Market, Inc. a Notification Form for Listing of Additional Shares, if applicable, with respect to the Merger Shares and pay all fees and expenses incurred in connection therewith;

                 (g) bear all expenses in connection with the procedures of this Section 11.1 and the registration of the Securities pursuant to the Registration Statement; and

                 (h) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, it will, during the Registration Period upon the request of any Company Shareholder, timely make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and/or Rule 145 under the Securities Act) and it will take such





                                      57.

further action as any Company Shareholder may reasonably request, all to the extent required from time to time to enable the Company Shareholders to sell their respective Merger Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and/or Rule 145 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Company Shareholder, Parent shall deliver to such Company Shareholder a written statement as to whether it has complied with such requirements.

         11.2 TRANSFER OF SECURITIES AFTER REGISTRATION. The Company Shareholders agree that they will not effect any disposition of the Merger Shares that would constitute a sale within the meaning of the Securities Act in violation of the Securities Act and that they will promptly notify Parent of any changes in the information set forth in the Registration Statement regarding the Company Shareholders as provided by the Company Shareholders in writing to Parent or their plan of distribution.

         11.3    INDEMNIFICATION.

                 (a) For the purposes of this Section 11.3, the term "Selling Shareholders" shall mean the Company Shareholders who received Merger Shares pursuant to the terms of this Agreement, and such Company Shareholders' trustees, and each person who controls the Company Shareholders within the meaning of the Securities Act;

                 (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 11.1; and

                 (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein.

Parent agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Shareholder and each person, if any, who controls such Selling Shareholders within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Selling Shareholders may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (including reasonable legal fees and other expenses incurred in the investigation and defense thereof) arise out of, or are based upon, any untrue statement or arise out of any failure by Parent to fulfill any undertaking included in the Registration Statement or any violation by Parent of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to Parent, and Parent will reimburse such Selling Shareholder or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement based upon written information furnished to Parent by or on behalf of such Selling Shareholder or the Company, or the failure of such Selling





                                      58.

Shareholder to comply with the covenants and agreements contained in Section
10.2 hereof respecting sale of the Merger Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the written confirmation of the pertinent sale or sales by the Selling Shareholder.

The Selling Shareholders agree to indemnify and hold harmless, to the extent permitted by law, Parent (and each person, if any, who controls Parent within the meaning of Section 15 of the Securities Act, each officer of Parent who signs the Registration Statement and each director of Parent) from and against any losses, claims, damages or liabilities to which Parent (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 11.2 hereof respecting sale of the Merger Shares, or any untrue statement contained in a Registration Statement if such untrue statement was made based upon written information furnished by or on behalf of the Selling Shareholder, and the Selling Shareholder will reimburse Parent (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of the Selling Shareholder hereunder be greater in amount than the dollar amount of the proceeds received by the Selling Shareholder upon the sale of Merger Shares giving rise to such indemnification obligation.

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate under applicable standards of professional conduct, in the written opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The failure of any indemnified party to notify an indemnifying party of any claim against such indemnified party in respect of which indemnity may be sought hereunder shall not relieve the indemnifying party from any liability unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.





                                      59.

         11.4    CONTRIBUTION.  If the indemnification provided for in this
Section 11 is unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proproportion as to reflect the relative fault of Parent on the one hand and each Selling Shareholder on the other in connection with the statements, omissions or acts which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and of each Selling Shareholder on the other shall be determined by reference to, among other things, the acts of Parent and of each Selling Shareholder that gave rise to the losses, claims, damages, liabilities or judgments referred to herein, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         11.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Merger Shares owned by the Selling Shareholders, Parent will furnish to the Selling Shareholders who at such time own in excess of 10% of Parent Common Stock outstanding:

                 (a) as soon as practicable after available (but, in the case of Parent's Annual Report to Shareholders, within 120 days after the end of each fiscal year of Parent), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K, (iii) its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Merger Shares (the foregoing, in each case, excluding exhibits);

                 (b) upon the reasonable request of any Selling Shareholder, all exhibits excluded by parenthetical to paragraph (a) of this
Section 11.5; and

                 (c) upon the reasonable request of any Selling Shareholder, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

         11.6 SUCCESSORS AND ASSIGNS. The provisions of this Section 11 shall inure to the benefit of, and be binding upon, any and all transferees of the Merger Shares by any Selling Shareholder.

SECTION 12.      MISCELLANEOUS PROVISIONS

         12.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.





                                      60.

         12.2 ATTORNEYS' FEES. Subject to Section 9.3(a), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).



         12.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                 if to Parent or Merger Sub:



                          IPL Systems, Inc.
                          124 Acton Street
                          Maynard, MA  01754
                          Attention:  Chief Executive Officer
                          Facsimile:  (508) 461-1321


                 with a copy to (which shall not constitute notice):


                          Palmer & Dodge LLP
                          One Beacon Street
                          Boston MA 02108-3190
                          Attention:  Nathaniel S. Gardiner, Esq.
                          Facsimile:  (617) 227-4420


                 if to the Company:


                          ANDATACO
                          10140 Mesa Rim Road
                          San Diego, CA  92121
                          Attention:  W. David Sykes
                          Facsimile:   (619) 453-2676


                 with a copy to (which shall not constitute notice):


                          Cooley Godward LLP
                          4365 Executive Drive, Suite 1100
                          San Diego, CA 92121
                          Attention:  Jeremy D. Glaser, Esq.
                          Facsimile:  (619) 453-3555



All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party





                                      61.

receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

         12.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         12.5    GOVERNING LAW; VENUE.

                 (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                 (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in San Diego, California. Each party to this Agreement:

                          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                          (ii) agrees that each state and federal court located in California shall be deemed to be a convenient forum; and

                          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 (c) Nothing contained in Section 12.5(b) shall be deemed to limit or otherwise affect the right of any Person entitled to indemnification hereunder to commence any legal proceeding or otherwise proceed against the indemnifying party in any other forum or jurisdiction.

         12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         12.7 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant,





                                      62.

obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         12.8    WAIVER.

                 (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                 (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12.9 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         12.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         12.11 DISCLOSURE SCHEDULES. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 or in Section 3, as the case may be, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation and warranty set forth in the corresponding numbered or lettered section in Section 2 or in Section 3, as the case may be, and shall not be deemed to relate to or to qualify any other representation or warranty.

         12.12 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and, except for the Confidential Disclosure Agreement dated as of October 8, 1996 between Parent and the Company (which shall continue in full force and effect), supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof, including without limitation the LOI.





                                      63.

         12.13   CONSTRUCTION.

                 (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                 (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                 (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         12.14 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         12.15 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.











                                      64.

The parties hereto have caused this Agreement to be executed and delivered as of February 28, 1997.


                                      IPL SYSTEMS, INC.,

                                      a Massachusetts corporation



                                       By: ____________________________________
                                           Name:_______________________________
                                          Title:_______________________________





                                       IPL ACQUISITION CORP.,
                                       a Delaware corporation




                                       By: ____________________________________
                                           Name:_______________________________
                                           Title:______________________________





                                       ANDATACO,
                                       a California corporation





                                       By: ____________________________________
                                           Name:_______________________________
                                           Title:______________________________





                                       ________________________________________
                                       W. DAVID SYKES














                                      65.

                                   SCHEDULE A

The following is a list of directors, executive officers and shareholders of Parent who have executed and delivered to the Company irrevocable proxies to vote all shares of voting stock held by such persons in favor of the approval of this Agreement, the Merger and the transactions contemplated thereby. Such irrevocable proxies have not been modified or revoked and are in full force and effect:




Anita D. Buchanan

Ronald Gellert

William R. Hauptli

Stephen J. Ippolito

Cornelius P. McMullan

Harris Ravine

Eugene F. Tallone

                          COMPANY DISCLOSURE SCHEDULE

         This Company Disclosure Schedule is made and given with respect to
Section 2 of the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of February __, 1997, by and among IPL Systems, Inc., a Massachusetts corporation ("Parent"), IPL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, ANDATACO, a California corporation (the "Company") and W. David Sykes, a shareholder of the Company. Unless the context otherwise requires, all capitalized terms shall have the same meaning as given to such terms in the Agreement.





                                       1.

         2.3     CAPITALIZATION.

         As of the Closing Date, the Company has issued an aggregate of 10,000 shares of Common Stock to the following shareholders:

Shareholder Name                           Certificate No.          Number of Shares
----------------                           ---------------          ----------------
W. David Sykes                             6                             9,428
Sykes Children's Trust                     7                               572(1)
                                                                        ------
                                                                        10,000

____________
(1) The beneficiaries of the Sykes Children's Trust are Monica Sykes and Jessica Sykes, the children of W. David Sykes.



         The Company has entered into an employment agreement with Richard Hudzik, the Company's Chief Financial Officer. Pursuant to the employment agreement, the Company is obligated to issue 50 shares of Common Stock of the Company to Mr. Hudzik. Such shares are subject to adjustment to prevent against certain dilutive issuances by the Company. The shares will vest at a rate of 25% every six months over a period of two years. In the event that 10% or more of the Company's Common Stock is sold, the shares granted will vest immediately. The Merger transaction contemplated by the Agreement will cause the shares which the Company is obligated to issue to Mr. Hudzik to vest upon the closing of the transaction. Reference is made to Mr. Hudzik's employment agreement.

         The Company has granted to Imperial Bank a warrant to purchase 100 shares of Common Stock of the Company. Such warrant agreement has been previously provided to Parent.





                                       2.

2.5      ABSENCE OF CHANGES

         2.5(D) See Part 2.3 regarding the issuance to Richard Hudzik of a restricted stock award.

         2.5(F) See Part 2.3 regarding the acceleration of vesting of Richard Hudzik's restricted stock award.

         2.5(I)

                 1. Employment Agreement between the Company and Otto Bauer, dated as of December 20, 1996;

                 2. Employment Agreement between the Company and Jim Hench, dated as of December 20, 1996;

                 3. Employment Agreement between the Company and Dough Lenhan dated as of January 6, 1997;

                 4. Employment Agreement between the Company and Peter Bille, dated as of December 20, 1996;

                 5. Employment Agreement between the Company and Bill Miller, dated as of December 20, 1996;

                 6. Employment Agreement between the Company and Ray LeBlond dated as of November 18, 1996;

                 7. Employment Agreement between the Company and Kevin Rice dated as of December 20, 1996;

                 8. Employment Agreement between the Company and Ben Tran dates as of December 18, 1996;

                 9. Employment Agreement between the Company and Susan White dated as of December 20, 1996;

                 10. Employment Agreement between the Company and Mandi Wood dated as of December 20, 1996;

                 11. Employment Agreement between the Company and Jeff Welsh, dated as of January 6, 1997;

                 12. Employment Agreement between the Company and Judy McCormack, dated as of January 16, 1997;

                 13. Employment Agreement between the Company and Wayne Poynter, dated as of December 20, 1996.





                                       3.

                 14. Employment Agreement between the Company and Ron Schnieber, dated as of December 20, 1996.

                 15. Employment Agreement between the Company and Kent Valentine, dated as of January 16, 1997.

                 16. Employment Agreement between the Company and Dolly Peck, dated as of December 20, 1996.

                 17. Employment Agreement between the Company and Tom Ruetman, dated as of December 20, 1996.

         2.5(L) The Company has pledged its assets to secure a line of credit with Imperial Bank. See Part 2.6(a).

         2.5(M) Subordinated Promissory Note dated February 10, 1997 made by the Company in the original principal amount of $5,195,548.87 payable to the order of W. David Sykes.

         2.5(N) Subsequent to October 31, 1996, the Company paid bonuses to its employees based on sales. A schedule detailing bonuses paid to employees earning in excess of $60,000 is attached hereto as Annex 1.





                                       4.

2.6.     TITLE TO ASSETS

         2.6(A) The Company has entered into a Securities and Loan Agreement with Imperial Bank dated January 7, 1997 (the "Agreement"). Pursuant to the terms of the Agreement, the loan shall be secured by the Company's tangible personal property, including inventory and equipment.

         2.6(B)    Lease between the Company and Syko Properties dated January
1, 1993, for property located at 10140 Mesa Rim Road, San Diego, California
92121





                                       5.

2.8(B).  EQUIPMENT/LEASEHOLDS

         The Company has leasehold interests in certain real property under the following real property leases:

             1. Lease between the Company and Syko Properties dated January 1, 1993, for property located at 10140 Mesa Rim Road, San Diego, California 92121;

             2. Lease between the Company and Doug Collier CPA dated September 16, 1996, for property located at 5800 Soundview Drive, #E104, Gig Harbor, Washington, 98335;

             3. Lease between the Company and Business Service Center of Bellevue dated February 13, 1996, for property located at Plaza Center Building, Ste Nos. 930, 931, 932, Bellevue, Washington;

             4. Lease between the Company and McCandless dated July 14, 1995, for property located at 1001 Elwell Court, Palo Alto, California;

             5. Lease between the Company and Hillside Business Center dated February 23, 1993, for property located at 940 Enchanted Way, Unit 104, Simi Valley, California 93065;

             6. Lease between the Company and Grubb & Ellis dated July 7, 1994, for property located at 8625 SW Cascade Blvd., Beaverton, Oregon;

             7. Lease between the Company and 25 Mall Road Trust dated December 8, 1995, for property located at 25 Burlington Mall Road, Burlington, Massachusetts 01083;

             8. Lease between the Company and Provident Life and Accident Insurance dated September 31, 1993, for property located at 8521 Leesburg Pike, Vienna, Virginia 22182;

             9.      Lease between the Company and Kilroy Long Beach Associates
                     dated     March 7, 1996, for property located at Kilroy
                     Airport Center, 3780 Kilroy Airport Way, Bldg 4, Long Beach, California 90806; and

             10. Month to month Lease between the Company and HMB Partners, Inc., dated May 28, 1992, for property located at 3333 East Camelback Road, Arizona; and

             11. Month to month Lease between the Company and Northwestern National Life Insurance Company dated March 31, 1995, for property located at 5251 DTC Parkway, Englewood, Colorado.





                                       6.

2.10    MATERIAL CONTRACTS

         2.10(A)(I)       The Company has entered into the following employment
agreements:

                 1. Employment Agreement between the Company and Jim Ard dated as of October 28, 1996;

                 2. Employment Agreement between the Company and Richard Hudzik, dated as of September 20, 1996;

                 3. Employment Agreement between the Company and Wendell Keivens, dated as of January 23, 1996;

                 4. Employment Agreement between the Company and Otto Bauer, dated as of December 20, 1996;

                 5. Employment Agreement between the Company and Steve Kirkpatrick, dated as of February 6, 1995;

                 6. Employment Agreement between the Company and Joe Dang, dated as of December 1, 1994;

                 7. Employment Agreement between the Company and Rob Latimer, dated as of September 15, 1995;

                 8. Employment Agreement between the Company and Tom Lambrose, dated as of November 3, 1995;

                 9. Employment Agreement between the Company and Jack Corrao, dated as of July 1, 1993;

                 10. Employment Agreement between the Company and Craig Jack, dated as of February 26, 1996;

                 11. Employment Agreement between the Company and Dave McMillen, dated as of September 20, 1993;

                 12. Employment Agreement between the Company and Jim Hench, dated as of December 20, 1996;

                 13. Employment Agreement between the Company and Matt Westover dated as of September 1, 1993;

                 14. Employment Agreement between the Company and Dough Lenhan dated as of January 6, 1997;

                 15. Employment Agreement between the Company and Ray Imblum, dated as of November 2, 1995;

                 16. Employment Agreement between the Company and John Forguson, dated as of March 22, 1996;





                                       7.

                 17. Employment Agreement between the Company and Peter Bille, dated as of December 20, 1996;

                 18. Employment Agreement between the Company and Bill Miller, dated as of December 20, 1996;

                 19. Employment Agreement between the Company and Amos Dealon dated as of October 11, 1996;

                 20. Employment Agreement between the Company and Ray LeBlond dated as of November 18, 1996;

                 21. Employment Agreement between the Company and Kevin Rice dated as of December 20, 1996;

                 22. Employment Agreement between the Company and Ben Tran dates as of December 18, 1996;

                 23.      Employment Agreement between the Company and Margaret
C. Vaughn dated as of September 30, 1996;

                 24. Employment Agreement between the Company and Susan White dated as of December 20, 1996;

                 25. Employment Agreement between the Company and Mandi Wood dated as of December 20, 1996;

                 26. Consultant Agreement between the Company and Robert Villalobos, dated as of October 25, 1996;

                 27. Consulting Agreement between the Company and J. Curtis Arbiso dated as of October 15, 1996;

                 28. Employment Agreement between the Company and Jeff Welsh, dated as of January 6, 1997;

                 29. Employment Agreement between the Company and Brian Gildea, dated as of November 1, 1995;

                 30. Employment Agreement between the Company and Sam Kmety, dated as of November 28, 1995;

                 31. Employment Agreement between the Company and Judy McCormack, dated as of January 16, 1997;

                 32. Employment Agreement between the Company and Corey Preville, dated as of June 1, 1996.

                 33. Employment Agreement between the Company and Wayne Poynter, dated as of December 20, 1996.





                                       8.

                 34. Employment Agreement between the Company and Ron Schnieber, dated as of December 20, 1996.

                 35. Employment Agreement between the Company and Kent Valentine, dated as of January 16, 1997.

                 36. Employment Agreement between the Company and Dolly Peck, dated as of December 20, 1996.

                 37. Employment Agreement between the Company and Tom Ruetman, dated as of December 20, 1996.

                 38. Employment Agreement between the Company and Spencer Spicker, dated as of November 24, 1995.

                 39. Employment Agreement between the Company and Tony Cerqueira, dated as of November 15, 1995.

                 40. Employment Agreement between the Company and Dale Sykes, dated as of November 24, 1995.


         2.10(A)(II) The Company has entered into the following licensing agreements:

                 1. Development and Licensing Agreement between the Company, TriTeal Corporation and John Uhley, dated as of December 6, 1994; and

                 2. Purchase and License Agreement between the Company and Mylex Corporation dated as of April 14, 1995.


         2.10(A)(IV)      The Company has entered into the following
distribution arrangements involving payments or obligations in excess of $100,000 per year:

                 1. Distribution Agreement between the Company and Dataram Corporation dated as of February 21, 1992; and

                 2. Distribution Agreement between the Company and Hewlett-Packard Company, dated as of July 29, 1996.



         2.10(A)(V)       The Company is obligated to issue to Richard Hudzik
certain shares of Common Stock of the Company. See discussion of Richard Hudzik's employment agreement, Part 2.3





                                       9.

         2.10(A)(VII)     Security and Loan Agreement dated January 7, 1997
between the Company and Imperial Bank


         2.10(A)(IX)      The following agreements have been entered into with
Company Related Parties since December 31, 1995:

         Employment Agreement dated as of September 20, 1996, between the Company and Richard Hudzik.

         Draft of Employment Agreement to be entered into between the Company and W. David Sykes.


         2.10(A)(XII)     The Company has entered into the following agreements
contemplating or involving the payment of cash or other consideration in excess of $100,000:

                 1. Purchase Letter of Agreement between the Company and Wyle Electronics dated as of October 17, 1996;

                 2. Manufacturer Product Pricing Agreement between the Company and Sylvest Management Systems Corporation dated October 1, 1996;

                 3. Purchase Agreement between the Company and Legato dated as of November 5, 1992;

                 4. Turnkey Purchasing Agreement between the Company and Pioneer-Standard Electronics, Inc. dated as of October 21, 1996;

                 5. OEM Purchase Agreement between the Company and Data General Corporation dated as of January 3, 1996;

                 6. OEM Agreement between the Company and Trimm Industries Inc. dated as of January 29, 1996;

                 7. Systems Integrator Agreement between the Company and Seagate Technology, Inc. (undated);

                 8. Sales Letter of Agreement between the Company and Kingston Technology Corporation dated as of November 14, 1994;

                 9. Authorized Reseller Agreement between the Company and Dataram dated as of June 28, 1995;

                 10. Purchase Agreement between the Company and Micropolis Corporation dated as of May 26, 1992;





                                      10.

                 11. Value Added Reseller Agreement between the Company and ATL Products, Inc., for Automated Tape Libraries dated as of January 12, 1996;

                 12. U.S. Maintenance Agreement between the Company and ATL Products dated as of January 12, 1996; and

                 13. Master Reseller Agreement between the Company and Axi Workstations, a division of Hyundai Electronics of America dated as of September 16, 1993.





                                      11.

2.15(A)   EMPLOYEE AND LABOR MATTERS

          A schedule identifying employee salaries and bonuses for employees earning in excess of $60,000 is attached hereto as Annex 2.





                                      12.

2.15(B)   EMPLOYEE AND LABOR MATTERS

          The Company's medical insurance plan is with Pacific Care. The Company has the following insurance in place: Life/Accidental Death and Death Benefits; Long Term Disability Benefits; and Dental Benefits. The Company has a Qualified 401(k) Standardized Profit Sharing Plan.





                                      13.

215(L)   EMPLOYEE AND LABOR MATTERS

         The Merger transaction will trigger the vesting of certain restricted stock awards granted to Richard Hudzik. See Part 2.3.





                                      14.

2.18     RELATED PARTY TRANSACTIONS

         The Company has entered into a 5 year Lease with Syko Properties, Inc. dated January 1, 1993, for office space located at 10140 Mesa Rim Road, San Diego, CA 92121. W. David Sykes is the sole shareholder of Syko Properties.

         Pursuant to a Promissory Note dated February 10, 1997, the Company is indebted to W. David Sykes in the amount of $5,195,548.87

         The Company will enter into an Employment Agreement with W. David
Sykes.

         The Company has entered into that certain Employment Agreement dated as of September 20, 1996 with Richard Hudzik. See discussion in Part 2.3.





                                      15.

2.19     LEGAL PROCEEDING

         A sexual harassment claim against the Company is pending. Although a settlement agreement has not yet been executed, the parties have preliminarily settled the claim for $10,000 and Andataco has issued a check in that amount.





                                      16.

2.21     NON-CONTRAVENTION; CONSENTS AND NOTICES

         2.21(D) The Company has entered into the following agreements requiring written notice and/or consent to the consummation of the merger:

         1. Security and Loan Agreement between the Company and Imperial Bank dated January 7, 1997;

         2. Lease between the Company and Grubb & Ellis dated July 8, 1994 for property located at 8625 SW Cascade Boulevard, Beaverton, Oregon;

         3. Lease between the Company and Providence Life and Accident Insurance dated September 31, 1993 for property located at 8521 Leesburg Pike, Vienna, Virginia; and

         4       Lease between the Company and 25 Mall Road Trust dated
December 8, 1995 for property located at 25 Burlington Mall Road, Burlington, Massachusetts.





                                      17.

                                                                       EXHIBIT A

                              CERTAIN DEFINITIONS



         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or Parent Acquisition Transaction, as the case may be.

         AFFILIATES. "Affiliates" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedules), as it may be amended from time to time.

         AGREEMENT OF MERGER. "Agreement of Merger" shall have the meaning set forth in Section 1.3.

         AS/400 ASSETS. AS/400 Assets shall mean proprietary microcode technology, customer end-user maintenance agreements and RAID tower inventory for sale, which relate to International Business Machines AS/400 model computer systems.

         CGCL.  "CGCL" shall mean the California General Corporation Law.

         CLOSING.  "Closing" shall have the meaning set forth in Section 1.3.

         CLOSING DATE.  "Closing Date" shall have the meaning set forth in
Section 1.3.

         CODE. "Code" shall mean the Internal Revenue Code of 1968, as amended.

         COMPANY.  "Company" shall mean ANDATACO, a California corporation.

         COMPANY ACCOUNTS RECEIVABLE. "Company Accounts Receivable" shall have the meaning set forth in Section 2.7.

         COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

                 (a) any sale, lease, exchange, transfer or other disposition of the assets of the Company constituting more than 50% of the assets of the Company or accounting for







                                      A-1.

         more than 50% of the revenues of the Company in any one transaction or in a series of related transactions;

                 (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 50% of the outstanding shares of the capital stock of the Company; or

                 (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean all classes of Company capital stock.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 2.

         COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall mean those financial statements of the Company (including the footnotes thereto) set forth in clauses (i) and (ii) of Section 2.4(a).

         COMPANY OPTION. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

         COMPANY PENSION PLAN. "Company Pension Plan" shall have the meaning set forth in Section 2.15(c).

         COMPANY PLANS.  "Company Plans" shall have the meaning set forth in
Section 2.15(b).

         COMPANY PROPRIETARY ASSETS. "Company Proprietary Assets" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         COMPANY RELATED PARTY. "Company Related Party" shall have the meaning set forth in Section 2.18.

         COMPANY RETURNS. "Company Returns" shall have the meaning set forth in Section 2.14.

         COMPANY SHAREHOLDERS. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of Parent Common Stock pursuant to Section 1.5.





                                      A-2.

         COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall have the meaning set forth in Section 1.6.

         COMPANY WARRANT. "Company Warrant" shall mean any warrant option or other right (excluding Company Options) granted by the Company to any Person to purchase capital stock of the Company.

         COMPANY WELFARE PLAN. "Company Welfare Plan" shall have the meaning set forth in Section 2.15(d).

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature. Damages shall not include lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnitee has been advised of the possibility of such damages.

         DGCL.  "DGCL" shall mean the Delaware General Corporation Law.

         EFFECTIVE DATE.  "Effective Date" shall have the meaning set forth in
Section 1.3.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" shall have the meaning set forth in Section 2.16.





                                      A-3.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         ESCROW AGENT. "Escrow Agent" shall be that person or entity appointed to act as escrow agent for the Shareholder's Indemnity Shares pursuant to the Escrow Agreement.

         ESCROW PERIOD.  "Escrow Period" shall have the meaning set forth in
Section 1.8(a).

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         EXCHANGE RATIO.  "Exchange Ratio" shall have the meaning set forth in
Section 1.5(b)(ii).

         EXPIRATION DATE. "Expiration Date" shall have the meaning set forth in Section 10.1.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         INDEMNIFIED PARTY. "Indemnified Party" shall have the meaning set forth in Section 10.6.

         INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning set forth in Section 10.6.

         ISSUANCE.  "Issuance" shall have the meaning set forth in Section
11.1(a).

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.





                                      A-4.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LOI. "LOI" shall mean that certain Letter of Intent dated February 10, 1997 by and among Parent, the Company and Shareholder.

         MATERIAL ADVERSE EFFECT. A violation of a representation or warranty or any other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter (considered together with all other matters that would constitute exceptions to such representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's or, taken as a whole, Parent's and Parent's Subsidiaries, as the case may be, business, condition, assets, liabilities, operations, financial performance or prospects.

         MATERIAL COMPANY CONTRACT. "Material Company Contract" shall have the meaning set forth in Section 2.10(a).

         MATERIAL PARENT CONTRACT. "Material Parent Contract" shall have the meaning set forth in Section 3.10.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall have the meaning set forth in Section 2.16.

         MERGER SHARES.  "Merger Shares" shall have the meaning set forth in
Section 1.5(b).

         MERGER SUB. "Merger Sub" shall mean IPL Acquisition Corp., a Delaware corporation.

         PARENT. "Parent" shall mean IPL Systems, Inc., a Massachusetts corporation.

         PARENT ACCOUNTS RECEIVABLE. "Parent Accounts Receivable" shall have the meaning set forth in Section 3.7.

         PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

                 (a) any sale, lease exchange, transfer or other disposition of the assets of Parent or any subsidiary of Parent constituting more than 50% of the consolidated assets of Parent or accounting for more than 50% of the consolidated revenues of Parent in any one transaction or in a series of related transactions.

                 (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 50%


                                      A-5.

         of the outstanding shares of the capital stock of Parent or the filing of any Statement on Schedule 14D-1 with the SEC in connection therewith.

                 (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Parent.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean Parent's Class A Common Stock, $0.01 par value per share.

         PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 3.

         PARENT INDEMNITY SHARES. "Parent Indemnity Shares" shall have the meaning set forth in Section 1.8(b).

         PARENT PENSION PLAN. "Parent Pension Plan" shall have the meaning set forth in Section 3.15(d).

         PARENT PLANS.  "Parent Plans" shall have the meaning set forth in
Section 3.15(b).

         PARENT PROPRIETARY ASSETS. "Parent Proprietary Assets" shall mean any Proprietary Assets owned by or licensed to, or otherwise used by, Parent or a Parent Subsidiary.

         PARENT RELATED PARTY. "Parent Related Party" shall have the meaning set forth in Section 3.18.

         PARENT RETURNS.  "Parent Returns" shall have the meaning set forth in
Section 3.14.

         PARENT SEC DOCUMENTS. "Parent SEC Documents" shall have the meaning set forth in Section 3.3.

         PARENT SHAREHOLDERS' MEETING. "Parent Shareholders' Meeting" shall have the meaning set forth in Section 5.6(a).

         PARENT SUBSIDIARIES. "Parent Subsidiaries" shall have the meaning set forth in Section 3.1.

         PARENT WELFARE PLAN. "Parent Welfare Plan" shall have the meaning set forth in Section 3.15(d).

         PERSON.  "Person" shall mean any individual, Entity or Governmental
Body.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning set forth in Section 4.1.







                                      A-6.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REGISTRATION PERIOD. "Registration Period" shall have the meaning set forth in Section 11.1(c).

         REGISTRATION STATEMENT. "Registration Statement" shall have the meaning set forth in Section 11.1(a).

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         REQUISITE VOTE.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SELLING SHAREHOLDERS. "Selling Shareholders" shall have the meaning set forth in Section 11.3(a).

         SHAREHOLDER DEBT. "Shareholder Debt" shall mean all outstanding indebtedness of the Company owed to W. David Sykes including that certain Promissory Note dated February 10, 1997 in the original principal amount of $5,195,548.87.

         SHAREHOLDERS' REPRESENTATIVE. "Shareholders' Representative" shall have the meaning set forth in Section 1.8(a).

         SUPERIOR PROPOSAL. "Superior Proposal" shall have the meaning set forth in Section 5.3(a).

         SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning set forth in Section 1.1.

         TAXES. "Taxes" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.








                                      A-7.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         THIRD PARTY CLAIM. "Third Party Claim" shall have the meaning set forth in Section 10.6.

         TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Parent shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Parent in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal;
(iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Parent shall have failed to hold the Parent Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have published, sent or given to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten (10) business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning set forth in Section 2.4(a)(ii).











                                      A-8.

                                                                       EXHIBIT B

 FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SURVIVING CORPORATION
























                                      B-1.

                                                                   EXHIBIT C

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION



         W. David Sykes           President and Vice Chariman of the Board

         Harris Ravine            Chief Executive Officer and Chairman of the
                                  Board

         Richard Hudzik           Chief Financial Officer

         (other directors and officers of the Surviving Corporation shall be determined by the parties prior to closing.























                                     C-1.

                                                                       EXHIBIT D

                             FORM OF ESCROW AGREEMENT

         THIS ESCROW AGREEMENT dated as of ________, 1997 (the "Agreement") is made and entered into by and among IPL Systems, Inc., a Massachusetts corporation ("Parent"), ___________, a [commercial bank or trust company selected by Parent] (the "Escrow Agent"), the undersigned shareholders (the "Shareholders") of ANDATACO, a California corporation (the "Company") and W. David Sykes, as representative of the shareholders of the Company (the "Shareholders Representative").

                                    RECITALS

         WHEREAS, the Company, Parent, IPL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and W. David Sykes, a shareholder of the Company are parties to that certain Agreement and Plan of Merger and Reorganization dated February 28, 1997 (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation and become a wholly owned subsidiary of Parent;

         WHEREAS, pursuant to the Merger Agreement, an aggregate of ________ shares of Common Stock of Parent are to be issued in the Merger to the Shareholders (the "Merger Shares");

         WHEREAS, the Merger Agreement provides that ten percent (10%) of the Merger Shares to be issued to the Shareholders in the Merger (the "Shareholders Indemnity Shares") be placed in an escrow account as collateral to secure certain indemnification obligations of the Shareholders under the Merger Agreement on the terms and conditions set forth herein; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

         2.      ESCROW AND INDEMNIFICATION.

                 (A) ESCROW ACCOUNT. On the Effective Date, Parent shall or shall cause its transfer agent to deposit with the Escrow Agent the Shareholders Indemnity Shares, such deposit to constitute an escrow account (the "Escrow Account"). The Shareholders Indemnity Shares allocable to a Shareholder shall be delivered by Parent or Parent's transfer agent to the Escrow


                                       D-1.

Agent in the form of duly authorized stock certificates issued in the respective names of each Shareholder thereof together with endorsed stock powers. The Shareholders Indemnity Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Shareholders Indemnity Shares and to hold such in the Escrow Account subject to the terms and conditions of this Agreement.

                 (B)      SHAREHOLDER INDEMNIFICATION.  Pursuant to Section
10.3 of the Merger Agreement, the Shareholders shall hold harmless and indemnify Parent from and against certain Damages that may be suffered by Parent. The Shareholders Indemnity Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in the Merger Agreement and this Agreement.

                 (C) LIMITATION ON LIABILITY. In no event shall a Shareholder's liability for any Damages with respect to which indemnification is sought be in excess of such Shareholder's pro rata amount of the Shareholders Indemnity Shares and no Shareholder shall have any personal liability for any Damages except with respect to Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation.

                 (D) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Any cash dividends paid out of current earnings and profits in respect of the Shareholders Indemnity Shares shall be distributed currently by Parent (or Parent's transfer agent) to the Shareholders and will not be available to satisfy the indemnification obligations of the Shareholders. The Shareholders will have the right to vote the Shareholders Indemnity Shares so long as such Shareholders Indemnity Shares are held in escrow and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Shareholders Indemnity Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders will retain and will be able to exercise all incidents of ownership of such shares that are not inconsistent with the terms of this Agreement.

                 (E) NO TRANSFER BY SHAREHOLDERS. The Shareholders may not, without the prior written consent of Parent, sell, assign, pledge or otherwise transfer any of the Shareholders Indemnity Shares or any beneficial interest therein prior to the delivery of such shares to the Shareholders.

                 (F) ESCROW AGENT'S POWER TO TRANSFER. The Escrow Agent is hereby granted the power to effect any transfer of the Shareholders Indemnity Shares contemplated by this Agreement. Parent shall cooperate with the Escrow Agent in promptly issuing (or causing Parent's transfer agent to issue) stock certificates to effect such transfer.

         3.      RELEASE OF INDEMNITY SHARES TO SATISFY CLAIMS FOR DAMAGES.

                 (A) DELIVERY OF CLAIM NOTICE. If Parent has incurred or suffered Damages for which it is entitled to indemnification under Section 10.3 of the Merger Agreement, Parent shall, on or prior to the Expiration Date, give written notice of such claim (a "Claim Notice") to the





                                      D-2.

Shareholders Representative, with a copy being provided to the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim. Parent shall not make any claim for Damages after the Expiration Date.

                 (B) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within ten (10) days of receipt of a Claim Notice, the Shareholders Representative shall provide to Parent, with a copy being provided to the Escrow Agent, a written response (the "Response Notice") in which the Shareholders Representative shall
(i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or (iii) contest that any of the Claimed Amount is valid. The Shareholders Representative may contest all or a portion of a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which Parent is entitled to indemnification under Section 10.3 of the Merger Agreement. If no response notice is delivered by the Shareholders Representative within such ten (10) day period, the Shareholders Representative shall be deemed to have agreed that the Claimed Amount is valid and that Parent is entitled to indemnification.

                 (C) UNCONTESTED CLAIMS. If the Shareholders Representative in the Response Notice agrees or is deemed to have agreed that the Claimed Amount is valid, the Escrow Agent shall promptly following the required delivery date for the Response Notice release to Parent that number of Shareholders Indemnity Shares sufficient to satisfy the Claimed Amount, as determined pursuant to Section 10.5 of the Merger Agreement.

                 (D) PARTIALLY CONTESTED CLAIMS. If the Shareholders Representative in the Response Notice agrees that part, but not all, of the Claimed Amount is valid, the Escrow Agent shall promptly following the required delivery date for the Response Notice release to Parent that number of Shareholders Indemnity Shares sufficient to satisfy the Agreed Amount, as determined pursuant to Section 10.5 of the Merger Agreement.

                 (E) FULLY CONTESTED CLAIMS. If the Shareholders Representative in the Response Notice contests the release of all or a part of the Claimed Amount (the "Contested Amount"), the Escrow Agent shall continue to hold that number of Shareholders Indemnity Shares necessary to satisfy the Contested Amount, as determined pursuant to Section 10.5 of the Merger Agreement, notwithstanding the occurrence of the Expiration Date, until (i) delivery of a copy of a settlement agreement executed by the Shareholders Representative and Parent setting forth instructions to the Escrow Agent as to the number of Shareholders Indemnity Shares to be released to Parent, if any, or (ii) delivery of a copy of a court order setting forth instructions to the Escrow Agent as to the number of Shareholders Indemnity Shares to be released to Parent, if any.

         4. RELEASE OF SHAREHOLDERS INDEMNITY SHARES. Within five (5) business days after the Expiration Date, the Escrow Agent shall distribute to the Shareholders on a pro rata basis, all of the Shareholders Indemnity Shares then being held by the Escrow Agent. Notwithstanding the foregoing, if Parent shall assert a claim for indemnification prior to the Expiration Date and such claim has not yet been resolved, the Escrow Agent shall retain in escrow that number of





                                      D-3.

Shareholders Indemnity Shares reasonably deemed necessary to satisfy the Claimed Amount of Damages.

         5. FEES AND EXPENSES. Upon execution of this Agreement and initial deposit of the Shareholders Indemnity Shares with the Escrow Agent, an acceptance fee of $___________ will be payable to the Escrow Agent. This acceptance fee will cover the Escrow Period. In the event the Escrow Agent is required to administer the Escrow Account after the Expiration Period, an administrative fee will be payable to the Escrow Agent in accordance with the Escrow Agent's fee schedules in effect from time to time. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder. Parent shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

         6.      LIMITATION OF ESCROW AGENT'S LIABILITY.

                 (A) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                 (B) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Shareholders Indemnity Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 9 hereof, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Parent will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 6(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 5 hereof).

                 (C) Parent and Shareholders, jointly and severally, hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, damage, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of Parent and Shareholders shall be liable for one- half (1/2) of such amounts and Parent shall be entitled to





                                      D-4.

reimbursement from the Shareholders Indemnity Shares of the Shareholders' share of any such loss, liability or expense.

         7. TERMINATION. This Agreement shall terminate upon the later of the Expiration Date or the release by the Escrow Agent of all of the Shareholders Indemnity Shares in accordance with this Agreement.

         8. NOTICES. All notices, instruction and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service.


         If to Parent:                     IPL Systems, Inc.

                                           ----------------------------------

                                           ----------------------------------
                                           Attn: President



         If to the Shareholders:           W. David Sykes

                                           ----------------------------------

                                           ----------------------------------

         If to the Escrow Agent:
                                           ----------------------------------

                                           ----------------------------------

                                           ----------------------------------

         Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 8.

         9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than 60 days' prior written notice of the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Shareholders Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Shareholders Representative, which shall not be unreasonably withheld. If, within such notice period, Parent provides to the





                                      D-5.

Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Shareholders Indemnity Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Shareholders Indemnity Shares to such designated successor.

         10. SHAREHOLDERS REPRESENTATIVE. For purposes of this Agreement, the Shareholders hereby consent to the appointment of W. David Sykes, as the Shareholders Representative and as attorney-in-fact for and on behalf of the each Shareholder, and the taking by the Shareholders Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including without limitation, the exercise of the power to (i) authorize delivery to Parent of the Shareholders Indemnity Shares, or any portion thereof, in satisfaction of Claims, (ii) agree to negotiate, enter into settlements and compromises with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Shareholders Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement.



         11.     GENERAL.

                 (A) GOVERNING LAW; FORUM. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in San Diego, California. Each party to this Agreement:

                          (I)     expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                          (II)    agrees that each state and federal court
located in California shall be deemed to be a convenient forum; and

                          (III)   agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 (B) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be decreed an original, but all of which together shall constitute one and the same instrument.

                 (C) ENTIRE AGREEMENT. Except as set forth in the Merger Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to





                                      D-6.

the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                 (D) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                 (E) AMENDMENT. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Shareholders Representative (or their duly designated successors).





                                      D-7.

         IN WITNESS WHEREOF,the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       IPL SYSTEMS, INC.

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------

                                       [ESCROW AGENT]

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------

                                       SHAREHOLDERS REPRESENTATIVE:

                                       -----------------------------
                                       W. David Sykes


                                       SHAREHOLDERS:


                                       -----------------------------
                                       W. DAVID SYKES,
                                       as shareholder


                                        SYKES CHILDREN'S TRUST

                                        By:
                                           -------------------------
                                           James Harlan, Trustee





                                      D-8.

                                                                     EXHIBIT E


                    FORM OF SHAREHOLDER EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February __, 1997, by and between ANDATACO, a California corporation (the "Company"), and W. David Sykes ("Employee"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in that certain Agreement and Plan of Merger and Reorganization dated as of February 28, 1997 by and among IPL Systems, Inc., IPL Acquisition Corp., the Company and Employee.

         1. GENERAL DUTIES. The Company hereby employs Employee, and Employee hereby agrees to serve, as the President and Vice Chairman of the Board of Directors of the Company during the Term (as defined in Section 2) hereof. Employee shall have such duties and powers as are normally accorded to a President of a corporation and shall loyally, conscientiously and in good faith perform such duties as may be assigned to him from time to time by the Board of Directors of the Company.

         2.      TERM AND TERMINATION.

                 (A)      TERM OF AGREEMENT.

                          (I)     ORIGINAL TERM.  Unless earlier terminated as
provided in this Agreement, the term of Employee's employment shall commence on the Closing Date and shall continue until June 30, 2002 (the "Original Term").

                          (II)    ONE-YEAR RENEWALS.  Unless (A) the Company or
Employee delivers written notice of its or his intention not to extend the term of this Agreement on or prior to the date that, with respect to the Original Term, is six (6) months prior to the expiration of the Original Term or, with respect to any Annual Renewal Period (as defined below), is three (3) months prior to the expiration of the then applicable Annual Renewal Period, if any, or (B) this Agreement is otherwise terminated prior to the expiration of the Original Term or the then applicable Annual Renewal Period as provided in this Agreement, this Agreement shall be automatically renewed for an unlimited number of additional one (1) year periods (each an "Annual Renewal Period"). The Original Term and any Annual Renewal Periods are hereinafter collectively referred to as the "Term."

                 (B) TERMINATION BY COMPANY FOR CAUSE. Notwithstanding anything in this Agreement to the contrary, express or implied, or Section 2924 of the California Labor Code or any similar provision, this Agreement (and Employee's employment) may be terminated immediately and without notice by the Company for "Cause." For the purposes of this Agreement, "Cause" shall be defined as Employee's:

                          (I)     engaging or participating in any activity
which is directly competitive with or intentionally injurious to the Company;





                                      E-1.

                          (II)    commission of any fraud against the Company
or use or appropriation for his personal use and benefit of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated; or

                          (III)   knowing violation of law, conviction for
commission of a felony or conviction for a crime involving dishonesty or moral turpitude.

                 Upon termination of this Agreement by the Company pursuant to this Section 2(b), the Base Salary (as defined in Section 4) payable to Employee shall be prorated to the date of termination, and the Company shall have no further obligations to Employee under this Agreement.

                 (C)      TERMINATION BY COMPANY WITHOUT CAUSE.
Notwithstanding anything in this Agreement to the contrary, express or implied, or Section 2924 of the California Labor Code or any similar provision, this Agreement (and Employee's employment) may be terminated at the will of the Company without Cause upon delivery of written notice to Employee; provided, however, that Employee shall nonetheless be entitled to receive his Base Salary for the number of years (or part thereof for any partial year) remaining on the Original Term or if less than one (1) year remains on the Original Term or the Original Term shall have expired, then for a period of one (1) year from the date of termination. If the Company elects to terminate this Agreement pursuant to this subparagraph (c), the Company shall have no further obligations to Employee under this Agreement other than the payment of the Base Salary referenced in the preceding sentence. Notwithstanding the foregoing, in the event Employee is terminated by the Company under this Section 2(c) and Employee thereafter engages or participates in any activity described in
Section 2(b)(i), the Company shall have no further obligations to pay Employee as set forth in this Section 2(c).

                 (D) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may voluntarily terminate his employment with the Company by giving the Company fourteen (14) days advance written notice. In the event Employee voluntarily terminates his employment with the Company, the Company shall pay Employee his Base Salary through the date of termination and the Company shall thereafter have no further obligations to Employee under this Agreement.

                 (E) AUTOMATIC TERMINATION. This Agreement (and Employee's employment) shall terminate immediately and without the necessity of any notice or any other action by any party hereto upon the first to occur of any of the following:

                          (I)     The death of Employee;

                          (II)    The loss of Employee's legal capacity to
contract;

                          (III)   The inability of Employee to perform his
duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for an aggregate of ninety (90) calendar days during any calendar year (whether or not consecutive) unless waived in writing by Company; or





                                      E-2.

                          (IV)    the expiration of the Term of this Agreement,
provided that timely notice has been given as required by Section 2(a)(ii).

                 Upon termination of this Agreement pursuant to this subparagraph (e), the Base Salary payable to Employee shall be prorated to the date of termination, and the Company shall have no further obligations to Employee under this Agreement.

         3.      EXCLUSIVITY OF EMPLOYMENT.

                 (A) LOYAL AND CONSCIENTIOUS SERVICE. During the Term of this Agreement, Employee shall devote his full business time, interest, abilities and energies to the Company and use his best efforts, skills and abilities to promote the general welfare and interest of the Company and to preserve, maintain and enhance its business and business relationships with its customers and employees.

                 (B) NONCOMPETITION. During Employee's employment with the Company, Employee shall not, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business or welfare, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business or welfare, whether alone, as an employee, as a partner, or as a shareholder, officer or director of any other corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity of any other entity. Notwithstanding the foregoing, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement. The noncompetition provisions of this Section 3(b) shall terminate on June 30, 2002; provided, however, that in the event Employee is terminated by the Company pursuant to Section 2(c) prior to the expiration of the Original Term, Employee's obligations under this Section 3(b) to not compete with the Company shall be contingent upon the Company continuing to pay Employee his Base Salary pursuant to Section 2(c).

         4.      COMPENSATION.

                 (A)      BASE SALARY.

                          (I)     Beginning on the date hereof, and continuing
throughout the entire Term of this Agreement, the Company shall pay Employee a fixed annual salary in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) or such greater amount as may be determined by the Board of Directors from time to time (the "Base Salary").

                          (II)    The Base Salary shall be paid in equal
installments (subject to proration for a period of employment of greater or less than a year or any applicable payroll period therein) on the Company's regular payroll dates. Employee authorizes the Company to make such deductions and withholdings from his Base Salary and any other earnings of Employee from Company as are required by law, which deductions shall include, without





                                      E-3.

limitation, withholding for federal and state income tax and Social Security and Medicare withholdings.

                 (B) DISCRETIONARY BONUS. For each fiscal year of the Company during the Term of this Agreement, Employee shall be eligible to receive a discretionary bonus (the "Bonus") based upon Employee's and Company's performance for such fiscal year, as determined in the sole and absolute discretion of the Board of Directors of the Company. The amount and the terms of payment of any Bonus awarded shall be determined in the sole and absolute discretion of the Board of Directors of the Company.

                 (C) ADDITIONAL COMPENSATION AND BENEFITS. During the Term of this Agreement:

                          (I)     Employee shall be entitled to five (5) weeks
paid vacation in each twelve-month period during Employee's employment hereunder;

                          (II)    the Company shall pay or reimburse Employee
for all reasonable and necessary travel and other business expenses incurred or paid by Employee in connection with the performance of his services under this Agreement upon approval of the Company and presentation of expense statements, vouchers, logs and such other supporting information as the Company may reasonably request from time to time.

                          (III)   the Company shall pay or reimburse Employee
for the annual cost of premiums for a term life insurance policy insuring the life of Employee and providing for death benefits in the amount of One Million Dollars ($1,000,000). If Employee's employment is terminated in accordance with this Agreement, Employee shall immediately assume sole financial responsibility for the payment of the premiums with respect to such life insurance policy.

                          (IV)    Employee shall be entitled to participate in
any other policies, programs and benefits which the Company may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, disability insurance, pension and retirement plans, health or medical insurance and similar programs.

         5. NONDISCLOSURE AND ASSIGNMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION. In consideration and recognition of the fact that Employee has had, or during the course of his employment with the Company may have, access to Confidential Information (as hereinafter defined) of the Company or other information and data of a secret or proprietary nature of the Company which the Company desires to keep confidential, and that the Company has furnished, or during the course of Employee's employment will furnish, such Confidential Information to Employee, Employee agrees and acknowledges as follows:

                 (A) CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, customer lists, prospective customer lists, promotional





                                      E-4.

ideas, data concerning the Company's services, designs, methods, inventions, improvements, discoveries or designs, whether or not patentable, "know-how," training and sales techniques, and any other information of a similar nature disclosed to Employee or otherwise made known to him as a consequence of or through his employment with the Company (including information originated by Employee) during Employee's employment; provided, however, that the term Confidential Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Employee or any agent or representative of Employee in violation of this Agreement, or (ii) was available to Employee on a non-confidential basis from a source other than the Company, or any of its officers, directors, employees, agents or other representatives.

                 (B) EXCLUSIVE RIGHTS; ASSIGNMENT TO COMPANY. The Company has exclusive property rights to all Confidential Information, and Employee hereby assigns to Company all rights he might otherwise possess in any Confidential Information. Except as required in the performance of his duties to the Company, Employee will not at any time during or after his employment, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise disclose or put in the public domain, any Confidential Information relating to the Company, or its services, products or business. Employee agrees to deliver to the Company any and all copies of Confidential Information in the possession or control of Employee upon the expiration or termination of this Agreement, or at any other time upon request. This Section 5 shall survive the termination of this Agreement and the termination of Employee's employment with the Company.

         6. SOLICITATION OF EMPLOYEES. In consideration and recognition of the fact that Employee's position with the Company is an executive position involving fiduciary responsibility to the Company and access to the Company's Confidential Information, Employee agrees that he will not solicit or take away any employees of the Company for employment by any enterprise that competes with, or is engaged in a substantially similar business to, the business of, the Company. This Section 6 shall survive for a period of two (2) years from the date of termination of this Agreement.

         7. REPRESENTATION BY EMPLOYEE. Employee represents and warrants that he is under no restriction or disability by reason of any prior contract or otherwise which would prevent him from entering into and performing his duties and obligations under this Agreement.

         8. NOTICES. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date indicated on the return receipt as the date of receipt or refusal if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:


                 to the Company:           ANDATACO
                                           10140 Mesa Rim Road
                                           San Diego, CA 92121





                                      E-5.

                                           Attn:  President
                                           Fax:  (619) 453-9294

                 to the Employee:          W. DAVID SYKES
                                           2016 Oceanfront
                                           Del Mar, CA 92014
                                           Fax:  (619) 755-3030

                 Any party may change its address for the purpose of this
Section 8 by giving the other party written notice of the new address in the manner set forth above.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, written or otherwise.

         10. AMENDMENT. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants or conditions hereof may be amended, only by a written instrument executed by Employee and by an authorized representative of the Company which expressly states the intention of the parties to modify the terms of this Agreement.

         11. WAIVER. Any failure to exercise or delay in exercising any right, power or privilege herein contained, or any failure or delay at any time to require the other party's performance of any obligation under this Agreement, shall not affect the right to subsequently exercise that right, power or privilege, or to require performance of that obligation. A waiver of any of the provisions of this Agreement shall not be deemed, nor shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. A waiver shall not be binding unless executed in writing by the party making the waiver.

         12. ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of, and be enforceable by, the Company and its successors and assigns; however, this Agreement is personal to Employee and may not be assigned by Employee in whole or in part.

         13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law. If any provision of this Agreement shall be unlawful, void or for any reason unenforceable, it shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement, and the rights and obligations of the parties shall be enforced to the fullest extent possible.

         14. ATTORNEYS' FEES. In any judicial action or proceeding or any arbitration proceeding between the parties to enforce any of the provisions of this Agreement, to seek damages on account of the breach hereof, to seek injunctive relief to prevent the breach hereof, to seek a judicial determination of the rights or obligations of any party hereto, or in any judicial action or proceeding or any arbitration proceeding between the parties in which this Agreement is raised as a defense, regardless of whether the action or proceeding is prosecuted to judgment,





                                      E-6.

and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred by the successful party.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, excluding any choice of law principles which direct the application of the laws of another jurisdiction.

         16. EFFECT OF HEADINGS. The subject headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of its provisions.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                      E-7.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                 "Company"             ANDATACO,
                                       a California corporation


                                       By:
                                           -------------------------
                                           Name:
                                                --------------------
                                           Title:
                                                 -------------------
                 "Employee"
                                         ---------------------------
                                         W. DAVID SYKES





                                      E-8.

                                                                     EXHIBIT F


                    FORM OF SHAREHOLDER EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February __, 1997, by and between ANDATACO, a California corporation (the "Company"), and Harris Ravine ("Employee"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in that certain Agreement and Plan of Merger and Reorganization dated as of February 28, 1997 by and among IPL Systems, Inc., IPL Acquisition Corp., W. David Sykes and the Company.

         1.      DUTIES.

                 (A) GENERAL. The Company hereby employs Employee, and Employee hereby agrees to serve, as the Chief Executive Officer and Chairman of the Board of Directors of the Company during the Term (as defined in Section 2) hereof. Employee shall have such duties and powers as are normally accorded to a Chief Executive Officer of a corporation and shall loyally, conscientiously and in good faith perform such duties as may be assigned to him from time to time by the Board of Directors of the Company.

                 (B) BUSINESS PLAN COMMITTEE. Prior to the beginning of each fiscal year of the Company, Employee, the President of the Company and the Company's Board of Directors (the "Business Plan Committee") shall work together to establish performance goals for the Company for the coming fiscal year. The performance goals shall be mutually agreeable to the parties and shall be set forth in a formal Business Plan to be adopted by the Board of Directors of the Company. The Business Plan shall set forth the performance goals of the Company in a manner that permits a quantitative determination that such performance goals have been satisfied. Performance goals subject to quantitative analysis may include, for example, target total sales, target net income, target earnings per share, or any other number or financial ratio that the Business Plan Committee shall adopt. For the purposes of this Agreement, the term "100% of Plan" be understood to mean that the Company shall have satisfied each performance goal set forth in the Business Plan for a given fiscal year. The performance goals set forth in the Business Plan may be amended or modified only by written consent of each member of the Business Plan Committee.

         2.      TERM AND TERMINATION.

                 (A)      TERM OF AGREEMENT.

                          (I)     ORIGINAL TERM.  Unless earlier terminated as
provided in this Agreement, the term of Employee's employment shall commence on the Closing Date and shall continue until June 30, 2002 (the "Original Term").

                          (II)    ONE-YEAR RENEWALS.  Unless (A) the Company or
Employee delivers written notice of its or his intention not to extend the term of this Agreement on or prior to the date that, with respect to the Original Term, is six (6) months prior to the expiration of the Original Term or, with respect to any Annual Renewal Period (as defined below), is three (3) months prior to the expiration of the then applicable Annual Renewal Period, if any, or (B) this





                                      F-1.

Agreement is otherwise terminated prior to the expiration of the Original Term or the then applicable Annual Renewal Period as provided in this Agreement, this Agreement shall be automatically renewed for an unlimited number of additional one (1) year periods (each an "Annual Renewal Period"). The Original Term and any Annual Renewal Periods are hereinafter collectively referred to as the "Term."

                 (B) TERMINATION BY COMPANY FOR CAUSE. Notwithstanding anything in this Agreement to the contrary, express or implied, or Section 2924 of the California Labor Code or any similar provision, this Agreement (and Employee's employment) may be terminated immediately and without notice by the Company for "Cause." For the purposes of this Agreement, "Cause" shall be defined as Employee's:

                          (I)     material failure to perform his duties and
obligations hereunder following notice from the Board of Directors specifying such failures in detail and Employee fails to cure or diligently commence curing such failures within thirty (30) days of receipt of such notice;

                          (II)    engaging or participating in any activity
which is directly competitive with or intentionally injurious to the Company;

                          (III)   commission of any fraud against the Company
or use or appropriation for his personal use and benefit of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated; or

                          (IV)    knowing violation of law, conviction for
commission of a felony or conviction for a crime involving dishonesty or moral turpitude.

                 Upon termination of this Agreement by the Company pursuant to this Section 2(b), the Base Salary (as defined in Section 4) payable to Employee shall be prorated to the date of termination, and the Company shall have no further obligations to Employee under this Agreement. In the event of any termination of this Agreement under this Section 2(b), Employee shall not be entitled to any Bonus Amounts otherwise due under Section 4.

                 (C)      TERMINATION BY COMPANY WITHOUT CAUSE.
Notwithstanding anything in this Agreement to the contrary, express or implied, or Section 2924 of the California Labor Code or any similar provision, this Agreement (and Employee's employment) may be terminated at the will of the Company without Cause upon delivery of written notice to Employee; provided, however, that Employee shall nonetheless be entitled to receive as severance pay his Base Salary for the period of time that is the lesser of (i) the remaining part of the Term, or (ii) twelve (12) months. Such amount shall be payable in twelve (12) equal monthly installments commencing on the date of termination.

                 (D) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may voluntarily terminate his employment with the Company by giving the Company fourteen (14) days advance written notice. In the event Employee voluntarily terminates his employment with the Company, the Company shall pay Employee his Base Salary through the date of termination and the





                                      F-2.

Company shall thereafter have no further obligations to Employee under this Agreement. In the event of any termination of Employee's employment with the Company pursuant to this Section 2(d), Employee shall not be entitled to any Bonus Amounts otherwise due under Section 4.

                 (E) AUTOMATIC TERMINATION. This Agreement (and Employee's employment) shall terminate immediately and without the necessity of any notice or any other action by any party hereto upon the first to occur of any of the following:

                          (I)     The death of Employee;

                          (II)    The loss of Employee's legal capacity to
contract;

                          (III)   The inability of Employee to perform his
duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for an aggregate of ninety (90) calendar days during any calendar year (whether or not consecutive) unless waived in writing by Company; or

                          (IV)    the expiration of the Term of this Agreement,
provided that timely notice has been given as required by Section 2(a)(ii).

                 Upon termination of this Agreement pursuant to any of clauses
(i), (ii) or (iii) of this Section 2(e), the Company shall pay to Employee or Employee's estate, as the case may be, (i) Employee's Base Salary owing to him pro rated through the date of termination, plus (ii) an amount equal to Employee's annual Base Salary, then in effect. Such amount shall be payable in twelve (12) equal monthly installments commencing on the date of termination. Upon payment of such amount, the Company shall have no further obligations to Employee or Employee's estate, as the case may be, under this Agreement.

         3.      EXCLUSIVITY OF EMPLOYMENT.

                 (A) LOYAL AND CONSCIENTIOUS SERVICE. During the Term of this Agreement, Employee shall devote his full business time, interest, abilities and energies to the Company and use his best efforts, skills and abilities to promote the general welfare and interest of the Company and to preserve, maintain and enhance its business and business relationships with its customers and employees.

                 (B) NONCOMPETITION. During Employee's employment with the Company, Employee shall not, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity that competes with the Company's business or welfare, whether for compensation or otherwise, or engage in any business activities competitive with the Company's business or welfare, whether alone, as an employee, as a partner, or as a shareholder, officer or director of any other corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity of any other entity. Notwithstanding the foregoing, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not





                                      F-3.

materially interfere with the services required under this Agreement. The noncompetition provisions of this Section 3(b) shall terminate on June 30, 2002.

         4.      COMPENSATION.

                 (A)      BASE SALARY.

                          (I)     Beginning on the date hereof, and continuing
throughout the entire Term of this Agreement, the Company shall pay Employee a fixed annual salary in an amount equal to Three Hundred Thousand Dollars ($300,000) or such greater amount as may be determined by the Board of Directors from time to time (the "Base Salary").

                          (II)    The Base Salary shall be paid in equal
installments (subject to proration for a period of employment of greater or less than a year or any applicable payroll period therein) on the Company's regular payroll dates. Employee authorizes the Company to make such deductions and withholdings from his Base Salary and any other earnings of Employee from Company as are required by law, which deductions shall include, without limitation, withholding for federal and state income tax and Social Security and Medicare withholdings.

                 (B)      DISCRETIONARY BONUS.

                          (I)     Subject to Section 4(b)(ii) below, for each
fiscal year of the Company during the Term of this Agreement, Employee shall be eligible to receive a cash bonus (the "Bonus") in an amount equal to fifty percent (50%) of (A) Employee's Base Salary in effect during the last fiscal year, or (B) in the event Employee's Base Salary increases or decreases during the last fiscal year, the average annual Base Salary during the last fiscal year.

                          (II)    Payment of the Bonus by Company to Employee
for any fiscal year shall be contingent upon the Company meeting 100% of Plan (as defined in Section 1(b)) for such fiscal year. No Bonus shall be payable to Employee for any fiscal year in which the Company fails to meet 100% of Plan for such fiscal year.

                 (C)      STOCK OPTIONS.

                          (I)     GENERAL TERMS.  As soon as practicable after
the Closing Date, the Company agrees to use its best efforts to cause to be granted to Employee an option to purchase up to seven hundred thousand (700,000) shares of Common Stock of IPL Systems, Inc., a Massachusetts corporation ("IPL"), at an exercise price equal to the fair market value of the Common Stock of IPL on the date of grant (the "Option"). The Option shall be a nonstatutory stock option and is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The shares of Common Stock underlying the Option shall have been registered pursuant to the Securities Act of 1933, as amended, such that the shares when issued shall be shall be freely tradable (subject to any restrictions that may be imposed on "control shares" and restrictions generally placed on officers, directors or 5% or greater shareholders of a company).





                                      F-4.

                          (II)    VESTING.  The shares of Common Stock
underlying the Option shall vest and the Option shall become exercisable as follows:

                                  (1)      100,000 shares shall vest on the
date of this Agreement;

                                  (2)      150,000 shares shall vest on the
first anniversary date of the date of this Agreement (the "Second Vesting
Date");

                                  (3)      200,000 shares shall vest at the
rate of 50,000 shares per year at the end of the year for the four year period following the Second Vesting Date (each year during the four-year period being referred to herein as a "Subsequent Vesting Date");

                                  (4)      an additional 50,000 shares shall
vest on the Second Vesting Date and on each Subsequent Vesting Date; provided, that, the Company meets 100% of Plan for the fiscal year in which such vesting date occurs. If the Company fails to meet 100% of Plan during any fiscal year, that portion of the Option that would otherwise vest and become exercisable under this Section 4(c)(iv) shall expire and no longer be exercisable. In no event shall the shares subject to any portion of the Option that expires under this clause (iv) be carried forward to any subsequent fiscal year.

                          (III)   LOCK-UP PERIOD.  Employee acknowledges that
the shares of Common Stock of IPL underlying the Option shall be subject to certain restrictions on disposition and in that regard Employee shall execute the form of Lock-Up Agreement attached hereto as Exhibit A.

                 (D) ADDITIONAL COMPENSATION AND BENEFITS. During the term of this Agreement:

                          (I)     Employee shall be entitled to five (5) weeks
paid vacation in each twelve-month period during Employee's employment hereunder;

                          (II)    the Company shall pay or reimburse Employee
for all reasonable and necessary travel and other business expenses incurred or paid by Employee in connection with the performance of his services under this Agreement upon approval of the Company and presentation of expense statements, vouchers, logs and such other supporting information as the Company may reasonably request from time to time;

                          (III)   the Company shall pay or reimburse Employee
for the annual cost of premiums for a term life insurance policy insuring the life of Employee and providing for death benefits in the amount of One Million Dollars ($1,000,000). If Employee's employment is terminated in accordance with this Agreement, Employee shall immediately assume sole financial responsibility for the payment of the premiums with respect to such life insurance policy;





                                      F-5.

                          (IV)    the Company shall provide a car allowance
(including the cost of leasing, maintaining and operating the car) in such amount that is consistent with the Company's policies regarding car allowances;

                          (V)     the Company shall reimburse Employee for
reasonable costs and expenses of one professional organization membership upon prior written approval of the Company of such expenses;

                          (VI)    Employee shall be entitled to participate in
any other policies, programs and benefits which the Company may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, disability insurance, pension and retirement plans, health or medical insurance and similar programs.

         5. NONDISCLOSURE AND ASSIGNMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION. In consideration and recognition of the fact that Employee has had, or during the course of his employment with the Company may have, access to Confidential Information (as hereinafter defined) of the Company or other information and data of a secret or proprietary nature of the Company which the Company desires to keep confidential, and that the Company has furnished, or during the course of Employee's employment will furnish, such Confidential Information to Employee, Employee agrees and acknowledges as follows:

                 (A) CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, customer lists, prospective customer lists, promotional ideas, data concerning the Company's services, designs, methods, inventions, improvements, discoveries or designs, whether or not patentable, "know-how," training and sales techniques, and any other information of a similar nature disclosed to Employee or otherwise made known to him as a consequence of or through his employment with the Company (including information originated by Employee) during Employee's employment; provided, however, that the term Confidential Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Employee or any agent or representative of Employee in violation of this Agreement, or (ii) was available to Employee on a non-confidential basis from a source other than the Company, or any of its officers, directors, employees, agents or other representatives.

                 (B) EXCLUSIVE RIGHTS; ASSIGNMENT TO COMPANY. The Company has exclusive property rights to all Confidential Information, and Employee hereby assigns to Company all rights he might otherwise possess in any Confidential Information. Except as required in the performance of his duties to the Company, Employee will not at any time during or after his employment, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise disclose or put in the public domain, any Confidential Information relating to the Company, or its services, products or business. Employee agrees to deliver to the Company any and all copies of Confidential Information in the possession or control of Employee upon the expiration or termination of this Agreement, or at any other time





                                      F-6.

upon request. This Section 5 shall survive the termination of this Agreement and the termination of Employee's employment with the Company.

         6. SOLICITATION OF EMPLOYEES. In consideration and recognition of the fact that Employee's position with the Company is an executive position involving fiduciary responsibility to the Company and access to the Company's Confidential Information, Employee agrees that he will not solicit or take away any employees of the Company for employment by any enterprise that competes with, or is engaged in a substantially similar business to, the business of, the Company. This Section 6 shall survive for a period of two (2) years from the date of termination of this Agreement.

         7. REPRESENTATION BY EMPLOYEE. Employee represents and warrants that he is under no restriction or disability by reason of any prior contract or otherwise which would prevent him from entering into and performing his duties and obligations under this Agreement.

         8. NOTICES. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date indicated on the return receipt as the date of receipt or refusal if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:


                 to the Company:           ANDATACO
                                           10140 Mesa Rim Road
                                           San Diego, CA 92121
                                           Attn:  President
                                           Fax:  (619) 453-9294

                 to the Employee:          HARRIS RAVINE
                                           8475 Greenwood Drive
                                           Niwot, CO 80503
                                           Fax:  (303) 652-0424

                 Any party may change its address for the purpose of this
Section 8 by giving the other party written notice of the new address in the manner set forth above.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, written or otherwise.

         10. AMENDMENT. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants or conditions hereof may be amended, only by a written instrument executed by Employee and by an authorized representative of the Company which expressly states the intention of the parties to modify the terms of this Agreement.





                                      F-7.

         11. WAIVER. Any failure to exercise or delay in exercising any right, power or privilege herein contained, or any failure or delay at any time to require the other party's performance of any obligation under this Agreement, shall not affect the right to subsequently exercise that right, power or privilege, or to require performance of that obligation. A waiver of any of the provisions of this Agreement shall not be deemed, nor shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. A waiver shall not be binding unless executed in writing by the party making the waiver.

         12. ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of, and be enforceable by, the Company and its successors and assigns; however, this Agreement is personal to Employee and may not be assigned by Employee in whole or in part.

         13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law. If any provision of this Agreement shall be unlawful, void or for any reason unenforceable, it shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement, and the rights and obligations of the parties shall be enforced to the fullest extent possible.

         14. ATTORNEYS' FEES. In any judicial action or proceeding or any arbitration proceeding between the parties to enforce any of the provisions of this Agreement, to seek damages on account of the breach hereof, to seek injunctive relief to prevent the breach hereof, to seek a judicial determination of the rights or obligations of any party hereto, or in any judicial action or proceeding or any arbitration proceeding between the parties in which this Agreement is raised as a defense, regardless of whether the action or proceeding is prosecuted to judgment, and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred by the successful party.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, excluding any choice of law principles which direct the application of the laws of another jurisdiction.

         16. EFFECT OF HEADINGS. The subject headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of its provisions.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                      F-8.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                 "Company"             ANDATACO,
                                       a California corporation


                                       By:
                                           -------------------------
                                           Name:
                                                --------------------
                                           Title:
                                                 -------------------
                 "Employee"
                                         ---------------------------
                                         HARRIS RAVINE





                                      F-9.

                                                                       EXHIBIT G



                             FORM OF LEGAL OPINION
                             OF COOLEY GODWARD LLP

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To the best of counsel's knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to so qualify would have a material adverse effect on the assets, financial condition or operations of the Company.

3. All corporate action on the part of the Company, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by the Company and the Shareholder and the performance of the Company's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and the Shareholder and constitutes a valid and binding agreement of the Company and the Shareholder enforceable against the Company and the Shareholder in accordance with its terms, except as indemnity obligations under Section[s] ___ of the Merger Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The Escrow Agreement has been duly and validly executed and delivered by the Company Shareholders and W. David Sykes and constitutes a valid and binding agreement of each, enforceable against each in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The NonCompetition Agreement has been duly and validly executed and delivered by W. David Sykes and constitutes a valid and binding agreement of his, enforceable against him in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of the Company consists of 25,000 shares of Common Stock, no par value, of which 10,000 shares have been issued and are outstanding as of the date hereof and are held of record by the Company Shareholders in the amounts set forth in





                                      G-1.

Section 2.2 of the Company Disclosure Schedule. To the best of counsel's knowledge, except as expressly set forth in the Merger Agreement (including the Company's Disclosure Schedule), there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any authorized but unissued capital stock of the Company. There are no voting agreements, co-sale rights, rights of first refusal or other similar rights applicable to any of the Company's outstanding capital stock under the Company's Articles of Incorporation, Bylaws or any Company Material Contract disclosed in Part 2.10(a) of the Company Disclosure Schedule.

5. The execution, delivery and performance by the Company and the Shareholder of the Merger Agreement and the consummation by the Company and the Shareholder of the Merger as provided therein will not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any Material Company Contract disclosed in Part 2.10(a) of the Company Disclosure Schedule and, to the best of counsel's knowledge do not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company or the Shareholder or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or the Shareholder and of which we are aware, the violation or contravention of which would have a material adverse effect on the assets, financial condition or the operations of the Company.

6. To the best of counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company or the Shareholder before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in the assets, financial condition or operations of the Company.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required in connection with the Company's execution, delivery and performance of the Merger Agreement and the consummation by the Company and the Shareholder of the Merger as contemplated therein have been made or obtained, other than the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by Section 1.3 of the Merger Agreement.

8. The Agreement of Merger has been duly authorized by the Company's Board of Directors and its shareholders and, assuming appropriate approval by the Boards of Directors and shareholders of Parent and Merger Sub, respectively, and compliance by Parent and Merger Sub with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon its filing with and acceptance by the Secretary of State of the State of California and the Secretary of State of the State of Delaware, the Merger will be effective.





                                      G-2.

                                                                       EXHIBIT H



                          STOCK REPRESENTATION LETTER

[Date]

IPL Systems, Inc.
[address]

Ladies and Gentlemen:

In connection with the acquisition of ANDATACO, a California corporation (the "Company") by IPL Systems, Inc., a Massachusetts corporation ("Parent") pursuant to that certain Agreement and Plan of Merger and Reorganization dated February 28, 1997 by and among the Company, Parent, IPL Acquisition Corp., A Delaware corporation and wholly owned subsidiary of Parent and W. David Sykes, a shareholder of the Company, the undersigned will receive shares of Common Stock of Parent (the "Merger Shares"). The undersigned hereby makes the following certifications and representations with respect to the Merger Shares being acquired by the undersigned.

The undersigned represents and warrants that he is acquiring the Merger Shares solely for his account for investment and not with a view to or for sale or distribution of the Merger Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Merger Shares the undersigned is acquiring is being acquired or and will be held for, his account only.

The undersigned understands that the Merger Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Merger Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding his representations, he has in mind merely acquiring the Merger Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

The undersigned recognizes that the Merger Shares being acquired by him must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The undersigned recognizes that Parent no obligation to register the Merger Shares or to comply with any exemption from registration.

The undersigned is aware that the Merger Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the Merger Shares for at least one year.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:





                                      H-1.

         (1) Parent shall have received a letter secured by the undersigned from the Securities and Exchange Commission (the "Commission") stating that no action will be recommended to the Commission with respect to the proposed distribution; or

         (2) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

         (3) (i) the undersigned shall have notified Parent of the proposed disposition and shall have furnished Parent with ya detailed statement of the circumstances surrounding the proposed disposition, and (ii) the undersigned shall have furnished Parent with any opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Merger Shares under the Act.

The undersigned understands and agrees that all certificates evidencing the Merger Shares to be issued to the undersigned may bear a legend substantially as follows:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED."


Very truly yours,

________________________
[Acquiror]





                                      H-2.

                                                                       EXHIBIT I


                           FORM OF LOCK-UP AGREEMENT

         THIS LOCK-UP AGREEMENT dated as of February ___, 1997 (the "Agreement") is entered into by and between W. David Sykes ("Shareholder") and IPL Systems, Inc., a Massachusetts corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

                                    RECITALS

         WHEREAS, reference is made to that certain Agreement and Plan of Merger and Reorganization dated February 28, 1997 (the "Merger Agreement") among Parent, IPL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and ANDATACO, a California corporation (the "Company");

         WHEREAS, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger") and the filing of a registration statement under the Securities Act of 1933, as amended, covering the resale of the Merger Shares; and

         WHEREAS, Shareholder agrees that the Merger Shares will be subject to certain restrictions on Disposition (as defined herein) as more fully set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. RESTRICTIONS ON DISPOSITION. As an inducement to and in consideration of Parent's agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, receipt of which is hereby acknowledged, Shareholder hereby agrees, except as permitted by Section 2 and Section 3 below, not to, directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Merger Shares (collectively, a "Disposition") received by Shareholder in the Merger pursuant to the terms of the Merger Agreement. Shareholder hereby agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of the Merger Shares except in compliance with this Agreement. Shareholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Merger Shares during the term of this Agreement; provided, however, that any person or entity receiving such shares in pledge or hypothecation or granted a security interest in such shares, shall be subject to all of the restrictions on Disposition of such shares imposed by this Agreement to the same extent as Shareholder.





                                      I-1.

         2.      EXPIRATION OF LOCK-UP PERIODS

                 (A) During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the "Initial Lock-Up Period"), Shareholder shall not make any Disposition of any of the Merger Shares.

                 (B) During the period beginning the day following the end of the Initial Lock-Up Period and ending on the day that is four (4) years thereafter (the "Second Lock-Up Period"), during each three-month period occurring during the Second Lock-Up Period, the restrictions on Disposition of the Merger Shares imposed hereunder shall not apply to that number of Merger Shares that is equal to the greater of (i) one percent (1%) of the outstanding shares of Parent Common Stock as shown by the most recent report or statement published by Parent, and (ii) the average weekly reported volume of trading in Parent Common Stock on the Nasdaq National Market (or any such other exchange or automated quotation system of a registered securities association on which the Parent Common Stock is listed, reported or quoted).

                 (C) On the day immediately following the end of the Second Lock-Up Period, all restrictions on Disposition imposed hereunder shall expire and shall not apply to any of the Merger Shares.

         3. PERMITTED DISPOSITIONS. None of the restrictions on Disposition contained herein shall apply to a bona fide gift or gifts, or to transfers to family members of Shareholder, provided the donee, donees or transferees thereof agree to be bound by the restrictions on Disposition contained in this Agreement.

         4.      MISCELLANEOUS.

                 (A) EXPIRATION OF AGREEMENT. This Agreement shall expire and be of no further force or effect on the day that is five (5) years from the Closing Date.

                 (B) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without giving effect to principles of conflicts of laws.

                 (C) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.





                                      I-2.

         IN WITNESS WHEREOF,the parties hereto have executed and delivered this Agreement in the day first set forth above.



________________________
W. DAVID SYKES


IPL SYSTEMS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------





                                      I-3.

                                                                       EXHIBIT J


                        FORM OF NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into by and between W. DAVID SYKES ("Shareholder") and IPL SYSTEMS, INC., a Massachusetts corporation ("Parent") as of this ___ day of ____________, 1997.

                                    RECITALS

         WHEREAS, this Agreement is entered into in connection with that certain Agreement and Plan of Merger and Reorganization dated February 28, 1997 (the "Merger Agreement") by and among Shareholder, ANDATACO, a California corporation ("Andataco"), Parent and IPL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), whereby
Merger Sub will be merged with and into Andataco and Andataco will be the surviving corporation and become a wholly owned subsidiary of Parent (the "Merger");

         WHEREAS, Shareholder is a key employee and the principal shareholder of Andataco;

         WHEREAS, pursuant to the Merger Agreement, Parent will acquire from Shareholder and certain trusts affiliated with Shareholder all of the outstanding capital stock of Andataco;

         WHEREAS, to protect the value of the business of Andataco being purchased, including the goodwill attendant thereto, by Parent, and in consideration of Parent completing the Merger and making payments to Shareholder in accordance with the terms of this Agreement, Parent desires that Shareholder enter into, and Shareholder is willing to enter into, this Agreement upon the term and conditions set forth herein; and

         WHEREAS, but for Shareholder entering into this Agreement, Parent would not have consummated the acquisition of all of the capital stock of Andataco as contemplated by the Merger Agreement.

                                   AGREEMENT

         NOW, THEREFORE, as a material inducement to Parent to purchase all of the outstanding shares of capital stock of Andataco from Shareholder pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and Shareholder, intending to be legally bound, hereby agree as follows:

         1. TERM. The term of this Agreement shall be five years from the date of the consummation of the Merger ( the "Term").

         2. CONSIDERATION. In consideration of Shareholder entering into this Agreement and agreeing to be bound by the terms hereof, Parent shall pay Shareholder a total consideration of one million and twenty dollars ($1,000,020) payable in equal monthly installments of sixteen thousand six hundred sixty-seven dollars ($16,667) per month commencing on the last business day of each month following the date of the consummation of the Merger and ending on the date





                                      J-1.

of expiration of the Term. No interest shall accrue or be payable upon any amounts due under this Agreement.

         3. COVENANT NOT TO COMPETE. Until the earlier of (a) the expiration of the Term, (b) Parent ceasing to make the payments to Shareholder as provided in Section 2 above, or (c) Parent or Andataco ceasing to make the salary or severance payments to Shareholder as required under the terms of that certain Employment Agreement between Shareholder and Andataco dated as of February __, 1997 (the "Employment Agreement") or an employment agreement replacing or amending such Employment Agreement, Shareholder will not, directly or indirectly, own, operate or control, or be a director, officer, employee, shareholder or partner of any business, firm, entity or organization that is similar to, or directly or indirectly competes with, the business of Andataco. Notwithstanding the foregoing, Shareholder shall not be deemed to be engaged, directly or indirectly, in any business solely as a passive investor holding debt or equity securities of such business or if Shareholder is employed by a business enterprise that is not engaged in the same business as Andataco and Shareholder does not apply his expertise at such business or enterprise that is or could be competitive with the business of Andataco.

         4. NO SOLICITATION OF CUSTOMERS OR EMPLOYEES. During the Term of this Agreement, Shareholder will not interfere with the business of Andataco or any of its affiliates by soliciting or attempting to divert, take away or call on, directly or indirectly, for himself or for any other person or entity, any customers of Andataco or any of its affiliates, nor directly or indirectly, induce or influence any employee, customer, supplier, reseller or distributor of Andataco or any of its affiliates to terminate his or her relationship with Andataco or any of its affiliates.

         5. NON-DISCLOSURE OF PROPRIETARY INFORMATION. Shareholder will maintain in confidence and will not disclose to any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to Andataco or any of its affiliates, including, without limitation, information with respect to its operations, inventories, products, business practices, finances, principals, vendors, suppliers, customers or potential customers, marketing methods, costs, prices, compensation paid to employees and other terms of employment. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the business of Andataco.

         6. BOOKS AND RECORDS. All books, records, conversations, correspondence, files, lists, data and other information or documents pertaining to or concerning the business of Andataco or any of its affiliates are confidential information which may not be disclosed under the provisions of Paragraph 5 hereof and shall be and remain the sole and exclusive property of Andataco or such affiliate. Shareholder hereby acknowledges and agrees that he does not have, and shall not assert, any interest in or property right to any such information or documents.

         7. GEOGRAPHICAL AREA OF RESTRICTIONS. The restrictions contained in this Agreement shall apply in the United States of America which Shareholder hereby acknowledges and agrees is where Andataco has carried on substantial business and in which Andataco





                                      J-2.

presently conducts or, after the consummation of the Merger as contemplated by the Merger Agreement, will conduct, or its affiliates will conduct, a similar business.

         8. SEVERABILITY OF PROVISIONS. Parent and Shareholder agree that the duration, scope and geographical area for which this Agreement is to be effective have been specifically negotiated by sophisticated, commercial parties and specifically agree that such duration, scope and geographical area are reasonable. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. In no event shall the consideration required to be paid pursuant to Paragraph 2 hereof be reduced on account of any reduction in the duration, scope or geographical area of the covenant contained herein. Any determination that any provision hereof is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision hereof.

         9. INJUNCTIVE RELIEF. Shareholder acknowledges that any breach by him of any of the covenants and agreements contained in Sections 3, 4 and 5 herein will cause irreparable damage to Parent and Andataco, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Shareholder agrees that Parent and Andataco shall be entitled to equitable relief in the form of a temporary restraining order and preliminary or permanent injunctive relief ordering Shareholder's specific performance of this Agreement and of the covenants and agreements contained in Sections 3, 4, and 5.

         10. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):



                 if to Parent or Andataco:

                          IPL Systems, Inc.
                          124 Acton Street
                          Maynard, MA 01754
                          Attention: Chief Executive Officer
                          Facsimile: (508) 461-1321





                                      J-3.

                 if to Shareholder:

                          W. David Sykes
                          2016 Ocean Front
                          Del Mar, CA 92014
                          Facsimile: (619) 755-3030

                 with a copy to (which shall not constitute notice):

                          Cooley Godward LLP
                          4365 Executive Drive, Suite 1100
                          San Diego, CA 92121
                          Attention:  Jeremy D. Glaser, Esq.
                          Facsimile:  (619) 453-3555

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

         11. MODIFICATION. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants or provisions hereof may be amended only by a written instrument executed by both Shareholder and Parent.

         12. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         13. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Parent (by operation of law, by merger or otherwise) without Shareholder's prior written consent. Except for the payment provisions set forth in Section 2 above, the obligations and rights under this Agreement may not be assigned by Shareholder but shall inure to the benefit of his executors and heirs. This Agreement shall be binding upon, and inure to the benefit of, Parent and its successors and permitted assigns.

         14. ATTORNEYS' FEES. In any judicial action or proceeding or arbitration proceeding between Shareholder and Parent to enforce any of the provisions of this Agreement, to seek damages on account of the breach hereof, to seek injunctive relief to prevent the breach or continued breach hereof, to seek a determination of the rights and obligations of the parties hereunder, regardless of whether the action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the by the successful party.





                                      J-4.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and performed entirely within the State of California by California residents.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.





                                       IPL SYSTEMS, INC.

                                       By:
                                          -------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------



                                       ------------------------------------
                                       W. DAVID SYKES





                                      J-5.

                                                                       EXHIBIT K


                             FORM OF LEGAL OPINION
                             OF PALMER & DODGE LLP


1. Each of Parent and Merger Sub have been duly incorporated and are validly existing corporations in good standing under the laws of the jurisdiction of their respective incorporations.

2. Parent has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To the best of counsel's knowledge, Parent is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to so qualify would have a material and adverse effect on the assets, financial condition or operations of Parent.

3. All corporate action on the part of Parent and Merger Sub and their respective Board of Directors and, with respect to Merger Sub, its sole stockholder, necessary for the authorization, execution and delivery of the Merger Agreement by Parent and Merger Sub and the performance of Parent's and Merger Sub's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as indemnity obligations under Section[s] __ of the Merger Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of Parent consists of (i) [____________] shares of Common Stock, [$.01] par value, of which ________ shares have been issued and are outstanding as of the date hereof, and (ii) [_____________] shares of Preferred Stock, [$.01] par value, none of which are issued and outstanding as of the date hereof. The shares of Common Stock of Parent to be issued to the shareholders of the Company in connection with the Merger, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable. To the best of counsel's knowledge, except as expressly set forth in the Merger Agreement (including the Parent Disclosure Documents), there are no options, warrants, conversion privileges, preemptive rights, or other rights presently outstanding to purchase any authorized but unissued capital stock of Parent. There are no voting agreements, co-sale rights, rights of first refusal or other similar rights applicable to any of Parent's outstanding capital stock under Parent's Articles of Organization, Bylaws or any Parent Material Contract disclosed in Part 3.10(a) of the Parent Disclosure Schedule.





                                      K-1.

5. The execution, delivery and performance by Parent of the Merger Agreement and the consummation by Parent of the Merger as provided therein will not violate any provision of Parent's Articles of Organization or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any Parent Material Contract disclosed in
Part 3.10(a) of the Parent Disclosure Schedule, and, to the best of counsel's knowledge, do not violate or contravene (A) any governmental statute, rule or regulation applicable to Parent or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against Parent and of which we are aware, the violation or contravention of which would have a material adverse effect on the assets, financial condition or the operations of Parent.

6. To the best of counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened against Parent before any court or administrative agency that questions the validity of the Merger Agreement or might result in any material adverse change in the assets, financial condition or operations of Parent.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required in connection with Parent's execution, delivery and performance of the Merger Agreement and the consummation by Parent of the Merger as provided therein have been made or obtained, other than the filing of the Merger Agreement with the Secretary of State of the State of California and the Secretary of State of the State of Delaware as contemplated by Section 1.3 of the Merger Agreement.

8. The Agreement of Merger has been duly approved by Parent's and Merger Sub's respective Boards of Directors and stockholders and, assuming appropriate approval by the Board of Directors and shareholders of Andataco and compliance by Andataco with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon its filing with and acceptance by the Secretary of State of the State of California and the Secretary of State of the State of Delaware, the Merger will be effective.





                                      K-2.